UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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GMX RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

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GMX RESOURCES INC.
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(405) 600-0711
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2008
TO THE SHAREHOLDERS OF GMX RESOURCES INC.:
The Annual Meeting of Shareholders of GMX Resources Inc. (referred to herein as the “Company” or “GMX”), will be held on Wednesday, May 28, 2008, at 10:00 a.m. at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for the following purposes:
1.	To elect five directors to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify the selection of Smith, Carney & Co., p.c. as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

3.	To approve the adoption of the Company’s 2008 Long-Term Incentive Plan (“LTIP”) the terms of which provide that the maximum number of shares of Common Stock issuable under the LTIP is 750,000 shares.

4.	To approve an amendment to the Certificate of Designation of the Company’s 9.25% Series B Cumulative Preferred Stock to revise the definition of “Change of Ownership or Control.”

5.	To approve the authorization and issuance of a number of shares of the Company’s Common Stock issuable upon conversion of the Company’s 5.00% Senior Convertible Notes due 2013 that equals or exceeds 20% of the number of shares of Common Stock outstanding immediately prior to the issuance.

6.	To transact such other business as may come before the meeting or any adjournment thereof.
The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.
Shareholders of record of Common Stock and Series B Preferred Stock at the close of business on April 18, 2008 are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting.
All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James A. Merrill
James A. Merrill, Secretary
Oklahoma City, Oklahoma
April 28, 2008

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	2
CORPORATE GOVERNANCE MATTERS	3
INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS	6
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
PROPOSAL NO. 3 APPROVAL OF THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN	8
PROPOSAL NO. 4 AMENDMENT TO CERTIFICATE OF DESIGNATION OF THE 9.25% SERIES B CUMULATIVE PREFERRED STOCK TO REVISE THE DEFINITION OF “CHANGE OF OWNERSHIP OR CONTROL”	15
PROPOSAL NO. 5 AUTHORIZATION AND ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF 5.00% SENIOR CONVERTIBLE NOTES DUE 2013	16
EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; EXECUTIVE COMPENSATION; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	29
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29
VOTING PROCEDURES	29
PROPOSALS OF SHAREHOLDERS	30
OTHER MATTERS	31
ANNUAL REPORT	31
Exhibit A — GMX Resources Inc. 2008 Long Term Incentive Plan
Exhibit B — Certificate of Amendment to Certificate of Designation of the 9.25% Series B Cumulative Preferred Stock ($0.001 Par Value) of GMX Resources Inc.

GMX RESOURCES INC.
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(405) 600-0711
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 28, 2008
The following information is furnished in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) of GMX Resources Inc., an Oklahoma corporation, to be held on Wednesday, May 28, 2008, at 10:00 a.m. at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114. This Proxy Statement will be mailed on or about April 28, 2008, to holders of record of shares of our Common Stock, par value $0.001 per share (“Common Stock”), and of our 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), as of the record date.
The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on April 18, 2008. On that date, the Company had outstanding 16,521,011 shares of Common Stock and 2,000,000 shares of Series B Preferred Stock. Shareholders holding shares of either Common Stock or Series B Preferred Stock are entitled to one vote per share for matters submitted to them for their approval.
The enclosed proxy for the Annual Meeting is being solicited by the Company’s board of directors (“Board”). The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock or Series B Preferred Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons representing beneficial owners for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained Georgeson Inc. to aid in the solicitation of proxies for a fee of $10,000 plus reasonable out-of-pocket expenses.
Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board has fixed the number of directors constituting the Board at five and has nominated the current five members of the Board for re-election. Currently, directors are elected annually for a term of one year.
Each nominee, if elected, will hold office until the expiration of his term and until his successor is duly elected and qualified, or until such nominee’s earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares of Common Stock represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the Board and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.
Election Threshold
The five nominees for directorships will be elected by a plurality of shares of Common Stock voted at the Annual Meeting.
Recommendation of the Board
The Board recommends that the shareholders vote “FOR” the named nominees.
The nominees for election to the Company’s Board and their respective business backgrounds are as follows:

			Director of
Name	Age	Position(s) Currently Held	GMX Since
Ken L. Kenworthy, Jr.	51	President, Chief Executive Officer and Director	1998
T. J. Boismier	73	Director	2001
Steven Craig	51	Director	2001
Ken L. Kenworthy, Sr.	72	Director	1998
Jon W. “Tucker” McHugh	63	Director	2005
Ken L. Kenworthy, Jr. is a co-founder of GMX and has been Chairman, Chief Executive Officer and President since the Company’s inception in 1998. Prior to the founding of GMX, in 1982, he founded OEXCO Inc., a privately held oil and gas company, which he managed until 1995 when the company was sold. From 1995 until he founded GMX in 1998, Mr. Kenworthy, Jr. was a private investor. From 1980 to 1984, he was a partner in Hunt-Kenworthy Exploration which was formed to share drilling and exploration opportunities in different geological regions. Prior to 1980, he held various geology positions with Lone Star Exploration (aka. Ensearch Exploration), Cities Service Gas Co., Nova Energy, and Berry Petroleum Corporation. He also served as a director of Nichols Hills Bank, a commercial bank in Oklahoma City, Oklahoma for ten years before it was sold in 1996 to what is now Bank of America. He has been a member of the American Association of Petroleum Geologists for 33 years.
T. J. Boismier is founder, President and Chief Executive Officer of T. J. Boismier Co., Inc., a privately held mechanical contracting company in Oklahoma City, Oklahoma, which designs and installs plumbing, heating, air conditioning and utility systems in commercial buildings, a position he has held since 1961. He became a director in February 2001 simultaneously with the completion of the Company’s initial public offering.

Steven Craig is the Chief Energy Analyst for Elliott Wave International, a securities market research and advisory company located in Gainesville, Georgia, which is one of the world’s largest independent providers of market research and technical analysis. As Chief Energy Analyst, Mr. Craig provides in-depth analysis and price forecasts of the major NYMEX energy markets to an institutional clientele that spans the gamut of the energy industry. Prior to joining Elliott Wave International in January 2001, he provided risk management services to Central and South West, one of the largest natural gas consumers in the U.S. prior to its merger with American Electric Power in June 2000 and former independent oil and gas producer Kerr-McGee. He became a director in August 2001.
Jon W. “Tucker” McHugh became a director of the Company in January 2005. Since 1997, Mr. McHugh has been Senior Vice President Commercial Lending at First Commercial Bank, Edmond, Oklahoma. He is a retired Naval officer and was Co-Chair of The USS Oklahoma Memorial at Pearl Harbor, in Oahu, Hawaii, which was dedicated December 7, 2007.
Ken L. Kenworthy, Sr. is a co-founder of GMX and was its Executive Vice President and Chief Financial Officer from the Company’s inception in 1998 until his retirement in February 2008. Mr. Kenworthy, Sr. has been a director of the Company since 1998. From 1993 to 1998, he was principal owner and Chairman of Granita Sales Inc., a privately-held frozen beverage manufacturing and distribution company. Prior to that time, he held various financial positions with private and public businesses, including from 1970 to 1984, as vice president, secretary-treasurer, chief financial officer and a director of CMI Corporation, a New York Stock Exchange listed company which manufactures and sells road-building equipment. He has held several accounting industry positions including past president of the Oklahoma City Chapter National Association of Accountants, past vice president of the National Association of Accountants and past officer and director of the Financial Executives Institute.
Ken Kenworthy, Sr. is the father of Ken Kenworthy, Jr.
CORPORATE GOVERNANCE MATTERS
The Board uses the independence standards of the NASDAQ Stock Market (“NASDAQ”) corporate governance rules for determining whether directors are independent. The Board additionally follows the rules of the Securities and Exchange Commission (“SEC”) in determining independence for Audit Committee members. The Board has determined that each of Messrs. Boismier, Craig and McHugh are independent under both of the NASDAQ and SEC rules for purposes of service on the Board and on the Audit, Compensation and Nominating Committees. Members of each committee are elected annually by the Board and serve one-year terms and until their successors are elected and qualified.
During the year ended December 31, 2007, the Board met or acted by unanimous consent nine times. All directors in office at the time of such meetings attended all of the meetings of the Board held during 2007. The Company does not have a specific policy regarding Board members’ attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meetings. At the 2007 annual meeting of shareholders, all directors then serving on the Board attended the meeting.
Board Committees
The Company’s Board has an Audit Committee, a Compensation Committee and a Nominating Committee, each of which consisted of Messrs. T. J. Boismier, Steven Craig, and Jon “Tucker” McHugh during 2007. All committee members attended all of the meetings of such committees held during 2007.
The Audit Committee’s functions include approving the engagement of the Company’s independent registered public accounting firm, reviewing with such firm the results and scope of its auditing engagement, establishing procedures for the treatment of complaints regarding accounting, internal accounting control or auditing matters, and various other matters. This committee met or acted by unanimous consent four times in 2007. The Board has determined that Mr. McHugh qualifies as a “financial expert” as defined by the rules of the SEC based on his experience and education.
The Nominating Committee’s function is to assist the Board in selecting and screening nominees for the Board and to oversee various corporate governance matters as described in more detail below. This committee met or acted by unanimous consent two times in 2007.

The Board has also established a Compensation Committee. During 2007, the Compensation Committee met or acted by consent one time. The Board has authorized the Compensation Committee to annually review and approve corporate goals and objectives relevant to the compensation of our chief executive officer (“CEO”), evaluate the performance of the CEO in light of these goals and objectives and approve the amounts and individual elements of total compensation for the CEO based on this evaluation. In addition to determining the total compensation of the CEO, the Compensation Committee approves the compensation of the Company’s other executive officers. Historically, our CEO and our Ken L. Kenworthy, Sr., our former chief financial officer, have made recommendations to the Compensation Committee with respect to each of his own compensation as well the compensation of the Company’s other executive officers, but the final decisions with respect to such compensation is made by the committee. Due to the retirement of Mr. Kenworthy, Sr. in February 2008, only our CEO makes such recommendations.
In addition to its role in determining the compensation of our CEO and our other executive officers, the Compensation Committee has the authority to:
•	periodically evaluate, in conjunction with the CEO, and make recommendations to the Board regarding the terms and administration of our annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with our compensation objectives as to participation, annual incentive awards, corporate financial goals, actual awards paid to our executive officers, and total funds reserved for payment under the compensation plans, if any;

•	periodically evaluate, in conjunction with the CEO, existing equity-related executive compensation plans as well as potential equity-related plans and make recommendations to the Board based on the committee’s evaluation; and

•	periodically evaluate and make recommendations to the Board regarding annual retainer and meeting fees for members of the Board and committees of the Board and the terms and awards of any stock compensation to members of the Board.
If the Board so approves, the Compensation Committee has the sole authority to retain or terminate consultants, including the authority to approve the consultants’ fees and other retention terms. The Compensation Committee did not retain any consultants in 2007.
Compensation Committee Interlocks and Insider Participation
As stated above, Messrs. Boismier, Craig and McHugh were the members of our Compensation Committee in 2007. None of these individuals has ever been an officer or employee of the Company or any subsidiary. Additionally, none of our executive officers serves on the compensation committee of any entity that has one or more of such entity’s executive officers serving on our Board.
Corporate Governance Guidelines and Communications with the Board
The Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is applicable to all employees and directors, including the Company’s principal executive, financial and accounting officers. A copy of the Code of Business Conduct and Ethics as well as the charters for the Audit, Compensation and Nominating Committees are available at the Company’s web site, www.gmxresources.com. The Company intends to disclose amendments to, or waivers from, its Code of Business Conduct and Ethics by posting to its web site.
NASDAQ rules require that the Company’s independent directors meet in executive session on a regular schedule. The Company provides the independent directors with the opportunity to meet in executive session before or after every Board meeting.

The Company’s Nominating Committee Charter provides that any person, including any shareholder, desiring to communicate with, or make any concerns known to, the Company, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to the Company’s Corporate Secretary, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to the Company. The Company’s Corporate Secretary is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. The Company will establish the authenticity of any communication or concern before forwarding it to the addressee. Under the Nominating Committee Charter, the Company is not obligated to investigate or forward any anonymous submissions from persons who are not employees of the Company.
The Company’s Nominating Committee Charter provides that the Nominating Committee is responsible for assessing the skills and characteristics of Board members and for screening potential Board candidates. The criteria for nomination of directors are set forth in the Nominating Committee Charter, and the Charter does not address specific minimum qualifications or skills that a nominee or Board member must have. The process used by the Nominating Committee for identifying and evaluating nominees for the Company’s Board consists of reviewing qualifications of candidates suggested by management, other Board members or shareholders.
Under the Nominating Committee Charter, the Nominating Committee will consider recommendations from shareholders for nomination as a Board member. Any such recommendation should be addressed to the Company’s Corporate Secretary and should contain (i) the name, address and telephone number and number of shares owned by the shareholder making the recommendation and a statement that the shareholder has a good faith intent to remain as a shareholder until the Company’s next annual meeting of shareholders; (ii) the information about the proposed nominee that would be required to be disclosed by the applicable rules of the Securities and Exchange Commission if the nominee were nominated; (iii) a description of any relationship between the nominee and the shareholder making the recommendation; (iv) any additional information that the shareholder desires to submit addressing the reasons that the nominee should be nominated to the Board; and (v) a consent of the nominee to be interviewed by the Nominating Committee if requested and to serve on the Board if nominated and elected. Any recommendation should be submitted at least 120 days prior to the first anniversary of the mailing date of the proxy statement for the prior annual meeting of shareholders. There are no specific minimum qualifications for shareholder nominees. The Company has not previously received nominees from common shareholders and, accordingly, is unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.
Director Compensation
The following table summarizes the compensation of nonemployee directors in 2007.

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)(1)	Awards ($)(2)	Compensation ($)	Total ($)
T. J. Boismier	$20,500	$39,040	—	$59,540
Steven Craig	$22,000	$39,040	—	$61,040
Jon W. “Tucker” McHugh	$22,000	$36,952	—	$58,952

(1)	Standard compensation for nonemployee directors in 2007 consisted of payments made to such directors for each Board and committee meeting attended and attendance at the 2007 annual meeting of the shareholders. The payments consist of $2,000 for each Board meeting, $1,500 for each Audit Committee meeting, $500 for each Compensation and Nominating Committee meeting and $1,000 for the 2007 annual meeting of the shareholders. In addition, the chairman and secretary of the Audit Committee received $500 and $400, respectively, for each Audit Committee meeting that they attended. Directors who are also our employees receive no additional compensation for their services as directors.

(2)	In 2007, nonemployee directors were eligible to receive grants of options to purchase shares of our Common Stock pursuant to the Stock Option Plan. Awards made to directors were made on the same terms as those described below in “In-Service Compensation: Short and Long-Term Incentive Compensation” and “Post-Employment Compensation: Effect of Termination Events on Elements of In-Service Compensation.” The amount set forth is the amount of compensation cost recognized by the Company during 2007 attributable to options granted to the named directors under Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS 123(R)”) by reason of previously granted options that vested during the year.

Outstanding Equity Awards
The following table reflects outstanding options held by our directors as of December 31, 2007.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Option	Option
				Option Exercise	Option Expiration
Name	Exerciseable	Unexerciseable(1)		Price	Date
T. J. Boismier	5,000	—		3.00	1/11/2014
	5,000	2,500		6.10	12/12/2014
	—	10,000	*	38.06	6/5/2017
Steven Craig	2,500	—		5.00	9/9/2011
	5,000	2,500		3.00	1/11/2014
	7,500	2,500		6.10	12/12/2014
	—	10,000	*	38.06	6/5/2017
Jon W. “Tucker” McHugh	7,500	2,500		8.00	1/19/2015
	—	10,000	*	38.06	6/5/2017

*	Messrs. Boismier, Craig and McHugh were each granted 10,000 options to purchase our Common Stock on June 6, 2007. The options vest annually in four separate increments of 2,500 on June 6 in each of the years 2008, 2009, 2010 and 2011.
INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS
The Audit Committee has approved Smith, Carney & Co., p.c. (“Smith Carney”) as the Company’s independent registered public accounting firm for the year ending December 31, 2008. Smith Carney also served as the Company’s independent registered public accounting firm for the years ending December 31, 2006 and 2007. Representatives of Smith Carney are not expected to be present at the Annual Meeting, but they will be given the opportunity to make a statement if they attend and so desire. Unless such representatives attend the Annual Meeting, they will not be available to the shareholders to respond to appropriate questions.
Audit and Other Fees
The following table sets forth the fees billed by our independent auditor, Smith, Carney & Co., p.c. for 2006 and 2007:

	Fees Billed
Type	2006	2007
Audit fees	$171,680	$224,251
Audit related fees	6,026	2,209
Tax fees	24,576	17,660
All other fees	—	—

Total	$202,282	$244,120

As necessary, the Audit Committee considers whether the provision of non-audit services by our independent auditors is compatible with maintaining auditor independence and has adopted a policy that requires pre-approval of all audit and non-audit services. The Audit Committee pre-approved all audit and non-audit services performed by our independent auditors in 2007 and 2006.
Fees for audit services include fees associated with our annual consolidated audits, and the review of our quarterly reports on Form 10-Q. Audit fees also include fees for services associated with the preparation of comfort letters and consents and assistance with and review of documents filed with the SEC during 2007 and 2006. Audit-related fees principally include accounting consultations conducted in 2007 and 2006. Tax fees include fees for tax compliance, tax advice and tax planning related to Federal and state tax matters.
Report of the Audit Committee
The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61.
The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, relating to their independence, and the Audit Committee discussed with such independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm and its review of the representation of management and the report of such independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
— T. J. Boismier, Steven Craig and Jon “Tucker” McHugh, members of the Audit Committee
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has directed the Company to submit the selection of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2008 for ratification by the shareholders at the Annual Meeting. Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of Smith Carney as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Smith Carney to the shareholders for ratification as a matter of good corporate practice, consistent with the Corporate Governance Policy of Institutional Shareholder Services. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Approval Threshold
The selection of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2008 will be ratified if holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

Recommendation of the Board
The Board recommends that the shareholders vote “FOR” the ratification of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2008.
PROPOSAL NO. 3
APPROVAL OF THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN
The Board has adopted, subject to shareholder approval, the Company’s 2008 Long-Term Incentive Plan (the “LTIP”), which is intended as an incentive to managerial and other employees of the Company and its subsidiaries. Its purposes are to retain employees, to attract new employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. The LTIP is also intended to provide incentive to consultants and certain directors of the Company and its subsidiaries. The LTIP was adopted in order to ensure that the Company will continue to have appropriate equity incentive compensation opportunities for its directors, officers, employees and other service providers. The Board considers the Company’s ability to offer competitive compensation opportunities as an important component of the Company’s management and employee retention strategy. The competition for qualified personnel is strong in our business, both in Oklahoma City where there are headquartered several oil and gas companies, many with greater resources than we have, as well as in the regions in which we operate. In order to carry out our business plan, we must be able to offer equity incentive compensation that is competitive.
Historically, the Company has provided equity incentive to its directors, officers, employees and other service providers through awards of options to purchase shares of our Common Stock pursuant to the Company’s Amended and Restated Stock Option Plan (the “Stock Option Plan”). The Stock Option Plan, as amended, provides for up to 850,000 shares to be available for option grants. As of April 18, 2008, 831,501 shares have been made subject to an option grant, of which 647,625 shares remain subject to outstanding options which have not yet been exercised, leaving only 18,499 shares currently available for additional grants. Since the shares reserved for issuance under the Stock Option Plan have almost all been effectively made subject to options, we contemplate that the LTIP, if approved by the shareholders, will replace the Stock Option Plan as the instrument through which equity incentive is provided to our directors, officers, employees and other service providers. We are proposing that the LTIP have 750,000 shares authorized for grants. These shares, together with the shares subject to outstanding options under the Stock Option Plan, represent approximately 10.52% of our common shares outstanding (excluding shares outstanding pursuant to an existing share loan that will be ultimately returned to the Company) and, in our opinion, represent a reasonable number of shares to be available for employee equity incentives relative to our outstanding shares.
The full text of the LTIP is included as Exhibit A to this Proxy Statement, and its terms are summarized below. The LTIP is designed to provide as much flexibility as possible for future equity incentive and performance bonus grants so that we can respond as necessary to provide competitive compensation.
Description of the LTIP
General
Administration. The Compensation Committee of the Company (the “Committee”) has authority to administer the LTIP; provided, however, the Board has retained the exclusive power to select nonemployee directors to participate in the LTIP and to determine the type, number and terms of awards granted to nonemployee directors. The Committee shall administer all other aspects of the awards made to our nonemployee directors. For purposes of the LTIP, the term “Committee” shall also refer to the Board with respect to awards granted to nonemployee directors. The Committee may designate persons, other than members of the Committee (including certain officers of the Company), to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of awards to, persons subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code (the “Code”).

Effectiveness of the LTIP. The LTIP was adopted by the Board to be effective as of the date of shareholder approval to be effective for 10 years thereafter, unless earlier terminated as provided for in the LTIP. Despite an early termination of the LTIP, it shall continue in effect until all matters relating to the payment and administration of outstanding awards have been settled.
Shares Subject to the LTIP. The maximum number of shares of Common Stock reserved for issuance under the LTIP with respect to awards granted pursuant to the terms of the LTIP is 750,000. The shares subject to the LTIP shall consist of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock shall be deemed to have been issued under the LTIP only to the extent actually issued and delivered pursuant to an award. Any shares of Common Stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged for awards not involving shares of Common Stock, shall be available again for grant under the LTIP and shall not be counted against the shares of Common Stock reserved for issuance under the LTIP. In addition, shares of Common Stock issued under the LTIP and forfeited back to the LTIP, surrendered in payment of the exercise price or purchase price of an award, or withheld for payment of applicable employment taxes and/or withholding obligations associated with an award shall again be available for the grant of an award under the LTIP. A maximum of 750000 shares of Common Stock reserved for issuance under the LTIP may be granted as incentive stock options.
Eligibility. All of the employees of the Company and its subsidiaries and all nonemployee directors of, and consultants to, the Company and its subsidiaries are eligible to participate in the LTIP. The Committee will determine in accordance with the LTIP the persons to whom awards are granted and the size and other terms of awards. No employee of the Company or any subsidiary is entitled to receive an award unless determined by the Committee.
Awards under the LTIP. The LTIP provides for the grant of options (including both incentive stock options nonqualified stock options), restricted stock awards, bonus stock awards, stock appreciation rights (“SARs”), performance units and performance bonuses to eligible employees and the grant of nonqualified stock options, restricted stock awards, bonus stock awards, SARs and performance units to consultants and nonemployee directors.
Awards granted under the LTIP are subject to the following: (a) the aggregate number of shares of Common Stock made subject to the grant of options and/or SARs to any eligible employee in any calendar year may not exceed 200,000 shares; (b) the aggregate number of shares of Common Stock made subject to the grant of restricted stock awards and performance unit awards, presuming such awards will be paid in shares of Common Stock, to any eligible employee in any calendar year may not exceed 200,000 shares; (c) the maximum amount made subject to the grant of performance bonuses to any eligible employee in any calendar year may not exceed $1,000,000; and (d) the maximum term of any award shall be ten years.
Stock Options
Grant of Options. The Committee may, from time to time, grant options to eligible employees. Option grants to eligible employees may consist of incentive stock options or nonqualified stock options, or a combination of both. The Committee may also grant nonqualified stock options to nonemployee directors and consultants.
Price. The purchase price for each share placed under option pursuant to the LTIP shall be determined by the Committee, but shall in no event be less than 100% of the fair market value of the share on the date the option was granted.
Term. In the event of an optionee’s death while employed by the Company, any unvested portion of an option as of the date of death shall immediately vest, and the option shall be exercised in full by the heirs or other legal representatives of the deceased employee within twelve (12) months following the date of death. In the event an optionee’s employment is terminated for any reason other than death of for cause, an option shall be exercisable by the employee or his legal representative within three (3) months of the date of termination as to all then vested portions. If an employee is terminated for cause, the option shall immediately terminate, and the former employee shall have no further rights to exercise any portion of the option. No option granted under the LTIP will be exercised more than ten (10) years after the date of its grant under any circumstance.

Exercise of Options. Unless otherwise determined by the Committee, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates after the date of the option grant. Upon exercise of an option, an optionee shall be entitled to pay for the shares subject to the option (i) by paying cash in an amount equal to the aggregate purchase price of the number of shares being purchased; (ii) by tendering shares of stock of the Company owned by the optionee; (iii) with a combination of cash and shares of stock of the Company owned by the optionee; (iv) by surrendering a portion of the option; or (v) with a combination of cash, shares of stock of the Company owned by the optionee and surrendered options. The Committee may also permit optionees to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any option.
Limited Transferability. During an optionee’s lifetime, an option may be exercisable only by the optionee and may not be transferred or otherwise disposed of by the optionee other than by will or by the applicable laws of descent and distribution. However, the Committee may, in its sole discretion, permit recipients of nonqualified stock options to transfer the options by gift or other means pursuant to which no consideration is given for the transfer.
Limitations Applicable to Incentive Stock Options. Options issued in the form of incentive stock options shall only be granted to eligible employees of the Company and its subsidiaries. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of the Company and any subsidiary exceeds $100,000, the incentive stock options shall be treated as nonqualified stock options. No incentive stock option shall be granted to an eligible employee if, at the time the option is granted, the employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless (i) at the time the option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and (ii) the option by its terms is not exercisable after the expiration of five years from the date of grant. An incentive stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during an optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.
Continued Service as a Director. In the event an optionee who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the optionee’s options shall not expire three (3) months following the date the optionee’s employment terminated, but instead shall continue in full force and effect until the earlier of the stated expiration date of the options or the date upon which the optionee ceases to be a director of the Company.
Restricted Stock and Bonus Stock Awards
Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, grant restricted stock awards and/or bonus stock awards to eligible employees, consultants and nonemployee directors. Restricted stock awards granted to eligible employees shall require the holder to remain in the employment of the Company or a subsidiary for a prescribed period and may or may not be subject to the achievement of specified “performance measures” consisting of the operational, financial or stock performance criteria described below in “Federal Income Tax Consequences.” The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The purchase price, if any, for shares of Common Stock issued in connection with a restricted stock award shall be determined by the Committee, in its sole discretion. Restricted stock awards granted to consultants or nonemployee directors shall require the holder to provide continued services to the Company or a subsidiary for a period of time. If at the end of a restriction period, all other vesting conditions have been achieved, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the restricted stock award. If the vesting conditions are not satisfied, the shares of Common Stock covered by the restricted stock award will be forfeited back to the Company. The Committee may also, in its discretion, accelerate the vesting of a restricted stock award upon the termination of employment other than for cause by a holder who is an eligible employee or resignation of a holder who is a consultant or nonemployee director.

Transfer Restrictions. A holder of a restricted stock award may not sell or otherwise transfer or dispose of the shares of Common Stock represented by the restricted stock award during an applicable restriction period.
Rights as Shareholders. The holder of a restricted stock award shall have all of the rights of a shareholder with respect to the shares, including the right to vote and to receive dividends unless otherwise determined by the Committee for any award or awards. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability and potential forfeiture as the shares of restricted stock with respect to which they were paid.
Conditions of Bonus Stock Awards. Bonus stock awards granted to eligible employees, consultants and nonemployee directors shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus stock awards shall be made in shares of Common Stock and need not be subject to performance measures or forfeiture. The purchase price for shares of Common Stock issued in connection with a bonus stock award shall be determined by the Committee in its sole discretion.
Stock Appreciation Rights
Grant of SARs. The Committee may, from time to time, grant SARs to eligible employees, consultants and nonemployee directors. SARs may be granted in tandem with an option, in which event, the holder has the right to elect to exercise either the SAR or the option. Upon the holder’s election to exercise either the SAR or the option granted in tandem with the SAR, the unexercised award of the tandem grant shall automatically terminate. SARs may also be granted independently separate from an option. The exercise price of the SAR shall not be less than the fair market value of a share of Common Stock on the date the SAR is granted.
Exercise and Payment. SARs shall be exercisable in whole or in installments as determined by the Committee. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR may be made in shares of Common Stock or cash as determined in the sole discretion of the Committee.
Restrictions. In the event a SAR is granted in tandem with an incentive stock option, the SAR will be subject to restrictions applicable to the incentive stock option. In the case of a SAR granted in tandem with an incentive stock option to an eligible employee who owns more than 10% of the combined voting power of the Company or any subsidiary on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the fair market value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the fair market value of a share of Common Stock on the date the SAR is granted.
Performance Units
Grant of Performance Units. The Committee may, from time to time, grant performance units to eligible employees, consultants and eligible directors. A performance unit is a monetary unit, having a value equal to the fair market value of one share of Common Stock. Each performance unit award shall state the target, maximum and minimum performance units payable upon the achievement of established performance targets based on the performance measures described below in “Federal Tax Consequences.” The performance measures may be based upon future performance of the Company or any subsidiary and may be absolute, relative to one or more other companies, or relative to one or more indexes. A performance unit may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.
Performance Bonus
Grant of Performance Bonus. The Committee may, from time to time, grant performance bonuses to eligible employees. The Committee will determine the amount that may be earned as a performance bonus in any period of one year or more upon the achievement of one or more performance targets based on the performance measures described below in “Federal Tax Consequences.” Payment of a performance bonus is conditioned on the achievement of the applicable performance target(s) established by the Committee. A performance bonus may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.

Recapitalization or Reorganization
No Effect on Rights. The existence of the LTIP will not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities of the Company, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding.
Changes in Capitalization; Reorganization. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, stock splits or dividends, exchanges or other relevant changes in capitalization or extraordinary distributions to the holders of Common Stock occurring after the grant date of any award and not otherwise provided for by the LTIP, the award and any agreement evidencing the award shall be subject to adjustment by the Committee in its sole discretion as to the number and price of shares of Common Stock or other consideration subject to the award. In the event of any such change in the outstanding Common Stock or extraordinary distribution to the holders of Common Stock, the aggregate maximum number of shares available under the LTIP, the aggregate maximum number of shares that may be issued under the LTIP through incentive stock options, options generally, SARs, restricted stock awards and performance unit awards, and the maximum number of shares that may be subject to awards granted to any one individual may be appropriately adjusted to the extent such adjustment is appropriate as determined by the Committee, whose determination shall be conclusive, subject to any approval of the shareholders required by any stock exchange or in order to comply with any tax qualification requirements. Notwithstanding the foregoing, the issuance of additional shares of Common Stock by the Company for cash or other consideration that does not affect the holders of shares of Common Stock other than by diluting their interests will not result in any adjustment to any award.
Change in Control — Effect on Awards. Upon the occurrence of a change in control with respect to any option award, the Committee shall have the following alternatives: (1) accelerate the time at which options then outstanding may be exercised so that the options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which all unexercised options and all rights of an optionee shall terminate, (2) require the mandatory surrender to the Company of some or all of the outstanding options held by an optionee, in which event the Committee shall thereupon cancel the options and the Company shall pay each optionee a specified amount of cash for each of the shares subject to the cancelled option, or (3) make such adjustments to options then outstanding as the Committee deems appropriate to reflect the change in control. All awards granted under the LTIP that are not option awards shall be immediately vested, fully earned and exercisable upon the occurrence of a change in control unless otherwise determined by the Committee, which may, acting in its sole discretion without the consent or approval of any holder, require all or selected holders to surrender to the Company some or all of the outstanding performance bonus awards and performance unit awards as of a date, before or after a change of control event, specified by the Committee. Upon the surrender of a performance bonus award or performance unit award, the Committee shall cancel or arrange for the cancellation of awards in exchange for cash payments, equity securities or other consideration to holders, on such terms as the Committee determines are appropriate.
Other
Amendment or Termination of the LTIP and Awards. The Committee may at any time amend, alter or discontinue the LTIP in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. No amendment, alteration or discontinuation of the LTIP shall adversely affect awards made prior to the time of such amendment, alteration or discontinuation. The Committee may at any time unilaterally amend the terms of any award to the extent it deems appropriate. However, amendments that would impair the rights of an award holder shall require the award holder’s consent.

Termination of Employment or Service. In the event an eligible employee or a consultant ceases to provide services to the Company or a nonemployee director terminates service as a director of the Company, the unvested portion of any award shall be forfeited unless otherwise provided in the LTIP or accelerated by the Committee.
Withholding Taxes. Unless otherwise paid by an award holder, the Company or a subsidiary shall be entitled to deduct from any payment under the LTIP the amount of all applicable income and employment taxes required by law to be withheld with respect to the payment or may require the holder to pay the tax prior to and as a condition of the making of the award payment. The Committee may allow a holder to pay the amount of taxes required by law to be withheld from an award by (i) directing the Company to withhold from any payment of the award a number of shares of Common Stock having a fair market value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a fair market value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the award holder pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay taxes unless otherwise approved by the Committee.
Federal Income Tax Consequences
Under current federal tax law, the following are the United States federal income tax consequences generally arising with respect to restricted stock, performance units, other stock awards and options granted under the LTIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.
Absent the filing of a Section 83(b) election with the Internal Revenue Service, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of restricted stock, performance units or other stock awards. Upon the vesting of an award for which no payment was made by the holder, the holder will recognize ordinary income in an amount equal to the fair market value of the Common Stock on the vesting date. Income recognized upon vesting by a holder who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. A holder’s adjusted basis in the Common Stock received through stock awards is equal to any ordinary income related to the award recognized by the holder. If a holder thereafter sells the Common Stock, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes. If a holder forfeits an award prior to its vesting, the holder will not recognize gain or loss as a result of such forfeiture.
Upon the grant of restricted stock, performance shares or other stock awards, the holder may file an election under Section 83(b) of the Code to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the Common Stock on the grant date (assuming no payment by the holder for the stock) and is considered compensation subject to withholding for employees. If a holder subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the holder will not be eligible for capital loss treatment with respect to the stock.
There are no tax consequences associated with the grant or timely exercise of an incentive stock option. If a holder holds the Common Stock acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the holder will recognize capital gain or loss upon sale of the Common Stock equal to the difference between the amount realized on the sale and the exercise price. If the Common Stock is not held for the required period, the holder will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the holder upon disposition will be capital gain. The excess of the fair market value of Common Stock received upon the exercise of an incentive stock option over the option price for the Common Stock is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the holder recognizes ordinary income.

Generally, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the amount of the exercise price. Income recognized by a holder who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. The adjusted basis of Common Stock transferred to a holder pursuant to the exercise of a nonqualified stock option is the price paid for the Common Stock plus an amount equal to any income recognized by the holder as a result of the exercise of the option. If a holder thereafter sells Common Stock acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes.
Generally, no income will be recognized by a holder for U.S. federal income tax purposes upon the grant of a stand-alone or tandem SAR. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the amount of the exercise price. Income recognized by a holder who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the holder to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the holder, subject to certain deduction limitations. The adjusted basis of Common Stock transferred to a holder pursuant to the exercise of a SAR is the price paid for the Common Stock plus an amount equal to any income recognized by the holder as a result of the exercise of the SAR. If a holder thereafter sells Common Stock acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the Common Stock will constitute capital gain (loss) to the holder for U.S. federal income tax purposes.
Upon the vesting of a cash award, the holder will recognize ordinary income in an amount equal to the cash received. Income recognized upon the vesting of a cash award by a holder who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.
The Company intends for the LTIP and the awards made pursuant to it to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Committee that such qualification is necessary for an award. Accordingly, if the Committee intends for an award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the performance measures to be achieved by the Company, or any subsidiary, division, or department, applicable to the award shall be (i) measured for a prescribed period, as determined by the Committee, consisting of not less than one year; and (ii) established in writing by the Committee no later than the earlier of (a) 90 days after the commencement of the relevant performance period and (b) the date as of which 25% of the performance period has elapsed. The Committee’s discretion to modify an award to change or otherwise waive a performance measure to allow the vesting of the award may be restricted in order to comply with Section 162(m). Further, as to any award for which it is determined that qualification is necessary, the grant of the award shall be determined and the award shall be administered by a committee appointed by the Board comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934).
Awards meeting the requirements of 162(m) must be made subject to the achievement of performance targets based on established performance measures. As such, the terms of the LTIP provide that the Committee may make awards based only on the following established performance measures: (i) operational criteria consisting of (a) reserve additions/replacements, (b) finding and development costs, (c) production volume, and (d) production costs; (ii) financial criteria consisting of (a) earnings, (b) net income, (c) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (d) earnings per share, (e) cash flow, (f) cash flow per share, (g) EBITDA per share, (h) operating income, (i) general and administrative expenses, (j) debt to equity ratio, (k) debt to cash flow, (l) debt to EBITDA, (m) EBITDA to interest, (n) return on assets, (o) return on equity, (p) return on invested capital, and (q) profit returns/margins; and (iii) stock performance criteria consisting of: (a) stock price appreciation, (b) total shareholder return, and (c) relative stock price performance.

It is the intent of the Company that no award under the LTIP be considered “deferred compensation” subject to Section 409A of the Code, including awards paid pursuant to a change in control event. As such, the Committee shall design and administer the awards under the LTIP so that they are not subject to Section 409A of the Code.
New Plan Benefits
Provided that the shareholders approve the proposed LTIP, the number of shares of Common Stock issuable pursuant to the terms of the LTIP will be available for awards to all eligible participants in the LTIP. The Board has not at this time considered or approved any future awards under the LTIP, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.
Reasons for Shareholder Approval; Threshold
NASDAQ Rule 4350 requires a NASDAQ listed company to seek shareholder approval when it establishes any plan or other arrangement pursuant to which the Company’s Common Stock may be acquired by our officers, directors, employees or consultants.
The proposed LTIP will be approved if holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.
Consequences of Non-Approval
The Company considers shareholder approval of the LTIP critical to the Company’s ability to retain and attract employees whose services are necessary to carry out the Company’s business plan to continue to grow and enhance shareholder value. If the shareholders do not approve the proposed LTIP, the Company believes its ability to retain and attract talented employees will be adversely effected because most of the Company’s competitors can offer long-term equity compensation to talented individuals under equity plans already in place.
Recommendation of the Board
The Board recommends that the shareholders vote “FOR” the proposed 2008 Long-Term Incentive Plan.
PROPOSAL NO. 4
AMENDMENT TO CERTIFICATE OF DESIGNATION OF THE 9.25% SERIES B CUMULATIVE
PREFERRED STOCK TO REVISE THE DEFINITION OF “CHANGE OF OWNERSHIP OR CONTROL”
The Board has authorized, and recommends for your approval an amendment (the “Amendment”) to the Certificate of Designation of the Company’s 9.25% Series B Cumulative Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”). A copy of the Amendment is attached to this Proxy Statement as Exhibit B.
Under the terms of the Certificate of Designation, the Company is required to offer to purchase all of the shares of Series B Preferred Stock outstanding following any event that constitutes a “Change of Ownership or Control” (as defined in the Certificate of Designation) of the Company. Under the current terms of the Certificate of Designation, a Change of Ownership or Control occurs, among other events, when:
the [Company] permits or suffers a change in its key management, meaning the continued active full time employment of each of Ken Kenworthy, Jr. (as Chief Executive Officer) and Ken Kenworthy, Sr. (as Chief Financial Officer); provided, however, that the cessation of active employment of one such officer due to death or disability, or the retirement of Ken Kenworthy, Sr. (as Chief Financial Officer), shall not be a Change of Ownership or Control so long as the [Company] hires or promotes a replacement officer within four months.

Due to the retirement of Ken Kenworthy, Sr. from his position as our Chief Financial Officer in February 2008, the Board believes it is in the best interests of the Company and the shareholders to revise the definition of Change of Ownership or Control to allow Ken Kenworthy, Jr. to terminate his active full time employment with the Company due to his death or disability without effecting a Change of Ownership or Control if the Company appoints a new Chief Executive Officer within a certain period of time. Therefore, as provided in the Amendment, the Board proposes that the definition of Change of Ownership or Control be revised and shall occur when:
the [Company] permits or suffers a change in its key management, meaning the continued active full time employment of Ken Kenworthy, Jr. as Chief Executive Officer; provided, that the termination of active employment of Ken Kenworthy, Jr. as Chief Executive Officer due to death or disability shall not constitute a “Change of Ownership or Control” so long as the [Company] hires or promotes a replacement officer within four months after such termination.
Provisions substantially identical to the current definition of Change of Ownership or Control in the Certificate of Designation described above were present in the Company’s revolving bank credit facility when the Series B Preferred Stock was issued in 2006. Similar provisions were also included in the terms of the Company’s Series A Senior Secured Notes issued in 2007. As a result of the retirement of Mr. Kenworthy, Sr. as our CFO in February 2008, the terms of the bank credit facility and Series A Senior Secured Notes have been amended to be substantially similar to the proposed terms provided in the Amendment to avoid triggering a default or offer to purchase requirement if Mr. Kenworthy, Jr. dies or is disabled and a suitable replacement is hired within four months. Therefore, if the proposed Amendment is approved, the terms of the Certificate of Designation for the Series B Preferred Stock will be consistent with the terms of our senior debt instruments.
The proposed Amendment does not change the definition of Change of Ownership or Control as it relates to the termination of Mr. Kenworthy, Jr.’s employment for reasons other than his death or disability. If Mr. Kenworthy, Jr. resigns or is terminated by the Company, the Company will still be required to offer to purchase the Series B Preferred Stock and purchase the Series A Senior Secured Notes. In addition, any such termination of employment would be an event of default under the revolving bank credit facility.
Reasons for Shareholder Approval; Threshold
An amendment to the Certificate of Designation is considered to be an amendment to the Company’s Certificate of Incorporation. Section 1077.B of the Oklahoma General Corporation Act requires shareholder approval for an amendment to our Certificate of Incorporation that has the effect of changing the rights of shareholders with respect to shares of our capital stock. Because the proposed Amendment changes the rights of holders of shares of our Series B Preferred Stock, the Amendment will be approved if (i) the holders of a majority of the Company’s outstanding shares of Common Stock, voting separately as a class, vote in favor of the Amendment; and (ii) the holders of at least two-thirds of the outstanding Series B Preferred Stock, voting separately as a class, also vote in favor of the Amendment.
Recommendation of the Board
The Board recommends that the shareholders vote “FOR” the proposed amendment to the Certificate of Designation for the 9.25% Series B Cumulative Preferred Stock.
PROPOSAL NO. 5
AUTHORIZATION AND ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON
CONVERSION OF 5.00% SENIOR CONVERTIBLE NOTES DUE 2013
On February 15, 2008, the Company issued $125,000,000 principal amount of 5.00% Senior Convertible Notes due 2013 (the “Notes”) in a private placement transaction under the federal and state securities laws. The terms and conditions of the Notes are provided in an Indenture, dated February 15, 2008 (the “Indenture”), entered by and between the Company and the Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

In general, the Notes: (i) are general unsecured, senior obligations of the Company; (ii) are initially limited to an aggregate principal amount of $125,000,000; (iii) bear cash interest from February 15, 2008 at an annual rate of 5.00% payable on February 1 and August 1 of each year, beginning on August 1, 2008; (iv) are subject to repurchase by us at the option of the holders following certain fundamental changes to the Company; (v) will mature on February 1, 2013, unless earlier converted or repurchased; (vi) were issued in denominations of $1,000 principal amount and integral multiples of $1,000; and (vii) are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.
Subject to terms and conditions set forth in the Indenture, the Notes are convertible into shares of our Common Stock. The Notes may be converted into shares of Common Stock only upon the occurrence of certain events as provided in the Indenture at an initial conversion rate of 30.7692 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $32.50 per share of Common Stock), which is subject to adjustment if certain events occur. Upon conversion of the Notes, we will satisfy our conversion obligation by paying cash for the principal amount of the Notes and, at our option, cash and/or shares of our Common Stock for the conversion value in excess of the principal amount. This payment process is referred to as a “net share settlement,” which essentially means that we will issue shares of Common Stock on conversion of the Notes only if the per share price of our Common Stock at the time of conversion is greater than the conversion price and only to the extent the conversion value exceeds the $125,000,000 principal amount of the Notes.
NASDAQ Rule 4350 limits the number of shares of Common Stock that we can issue pursuant to certain transactions without the prior approval of our shareholders. Generally, Rule 4350 requires us to obtain shareholder approval prior to issuing or agreeing to issue shares of Common Stock in an amount equaling or exceeding 20% of the number of shares of Common Stock outstanding immediately prior to the issuance, which at the time of issuance of the Notes was 2,653,577 shares (the “Share Cap”).
The terms of the Notes provide that, upon conversion of the Notes, we may issue shares of Common Stock up to the Share Cap without prior shareholder approval; provided, however, we may not issue shares of Common Stock to the extent the issuance would equal or exceed the Share Cap without first receiving the approval of our shareholders. Although theoretically possible, it is extremely unlikely that we would issue shares of Common Stock in excess of the Share Cap. The price of our Common Stock on the conversion date would have to exceed approximately $104.00 (at the initial conversion price of $32.50 per share) per share for shares issuable upon conversion of the Notes to exceed the Share Cap. Notwithstanding this unlikely possibility, the Indenture requires that we submit, and recommend for approval, this proposal to a vote of our shareholders at this Annual Meeting. Therefore, the shareholders are being asked to approve the authorization and issuance of a number of shares of our Common Stock issuable upon the conversion of the Notes that equals or exceeds the Share Cap.
The Board has reserved and authorized for issuance, subject to the approval of our shareholders, a number of shares of our Common Stock necessary to satisfy our conversion obligations under the terms of the Indenture.
Approval Threshold
The proposal requesting shareholder approval for the issuance of a number of shares of our Common Stock issuable upon the conversion of the Notes that equals or exceeds the Share Cap will be approved if holders of a majority of the Company’s outstanding shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.
Consequences of Non-Approval
If the shareholders do not approve the proposal, the Company will not be able to issue shares of Common Stock equal to or in excess of the Share Cap upon conversion of the Notes.

Recommendation of the Board
The Board recommends that the shareholders vote “FOR” the proposal authorizing the Board to issue a number of shares of Common Stock issuable upon conversion of the Notes in an amount equaling or exceeding the Share Cap.
EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION
Executive Officers
Our current executive officers and recently retired Chief Financial Officer are named below:

Name	Age	Position
Ken L. Kenworthy, Jr.	51	President and Chief Executive Officer
Ken L. Kenworthy, Sr.	72	Executive Vice President and Chief Financial Officer, until February 1, 2008
James A. Merrill	40	Chief Financial Officer, Secretary and Treasurer, beginning February 2, 2008
Gary D. Jackson	56	Vice-President, Land
Richard Q. Hart, Jr.	51	Vice-President, Operations
Michael J. Rohleder	51	Vice-President, Corporate Development and Investor Relations
For description of the business background and other information concerning Mr. Ken L. Kenworthy, Jr. and Mr. Ken L. Kenworthy, Sr., see “Election of Directors” above. All executive officers and significant employees serve at the discretion of the Board.
James A. Merrill became our Chief Financial Officer, Secretary and Treasurer in February 2008. Prior to being named to such positions, Mr. Merrill was employed by the Company as its Controller, a position he held since joining the Company in August 2006. Prior to such time, Mr. Merrill was Controller of National American Insurance Company from 1998 to 2006. National American is a privately-held multi-state property and casualty insurer based in Chandler, Oklahoma, which had net written premiums of $65 million in 2006. Prior to that time, Mr. Merrill was employed by Deloitte & Touche LLP. Mr. Merrill is a certified public accountant and has bachelor’s degrees in finance and accounting from the University of Oklahoma.
Gary D. Jackson became Vice President of Land for the Company in 2005. During 2004 and 2005 prior to joining the Company, he was an independent petroleum landman, performing and directing contract land services for other oil and gas companies for CLS Group, Edmond, OK Prior to that time, he was President of SAI Consulting, which provided professional services for oil and gas and natural resources asset acquisition and management.
Richard Q. Hart, Jr. became our Vice President of Operations in February 2008. Prior to such appointment, Mr. Hart was our Operations Manager, a position he held beginning in January 2004. Mr. Hart has been employed by us since March 2003 and has been directly responsible for setting up and running our subsidiary Diamond Blue, which owns and operates three drilling rigs, and the cost control and execution of our drilling, completion and production activities. Prior to 2003, Mr. Hart was Vice President of Operations for Focus Energy. He has a Bachelor of Science in petroleum engineering from the University of Oklahoma.
Michael J. Rohleder became our Vice President of Corporate Development and Investor Relations in March 2008. Mr. Rohleder has been employed by the Company since January 2008. Prior to joining the Company, Mr. Rohleder served as the Sr. Vice President of Worldwide Sales and Marketing for ON Semiconductor, a semiconductor manufacturer (formerly the Motorola Semiconductor Components Division). From 1991 to 1999 he was CEO of MEMEC North America which was a division of VEBA AG. During his tenure at MEMEC, the company grew from $18 million per year in sales to over $2.5 billion.

Significant Employees
The following individuals are significant employees:
Keith Leffel, age 58, has been employed as our natural gas marketer and pipeline operations manager since November 2001. Since 1986, Mr. Leffel formed and operated GKL Energy Services Company, a company that assists producers with gas marketing services.
Compensation Discussion and Analysis
Our compensation philosophy and the objectives of our compensation programs are designed to provide our executive officers, including our Chief Executive Officer (“CEO”), compensation consisting of (i) annual salaries competitive in the local market in amounts that recognize the relative level of responsibility of each officer, (ii) annual discretionary bonuses based on the Committee’s evaluation of an executive officer’s performance and our performance in amounts that are a meaningful percentage of the executive officer’s total compensation, and (iii) incentive compensation in the form of equity awards that allow our executive officers to potentially acquire shares of Common Stock to align the officers interests’ with the interests of our shareholders.
To maintain simplicity in our compensation programs, we have not historically adopted long-term incentive compensation plans other than our Stock Option Plan. The Board, however, has proposed the long-term incentive plan, the terms of which are described in more detail above in “Proposal No. 3 APPROVAL OF THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN.” If the shareholders approve the proposed LTIP, various forms of equity awards could potentially be made to our executive officers. The Board has not at this time considered or approved any future awards under either the Stock Option Plan or the LTIP, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.
Additionally, we do not enter any written employment agreements with any of our executive officers. Each executive officer serves in his position at the discretion of the Board. Except for acceleration of option grants on a change of control or death, we do not have any arrangements providing for special post employment compensation of our executive officers, whether on a change of control or otherwise, on terms different from those generally available to all salaried employees.
The Compensation Committee has not engaged in any formal benchmarking or peer group comparisons in connection with any compensation decisions as of the date of this Proxy Statement. In addition, the Compensation Committee has not previously used tally sheets in its evaluation because the number of executive officers and the types of compensation we provide is limited. In 2008, the Compensation Committee plans to engage a compensation consultant to perform a peer group comparison and provide other advice for the Compensation Committee.
Historically, the compensation of our CEO and our former chief financial officer, Ken L. Kenworthy, Sr., has been the same considering they were co-founders of the Company with essentially equal responsibilities. The elements of our compensation for our other named executive officers has varied, and will vary, depending on their position, as described below. All of these elements, other than those for which the Company is contractually obligated, are subject to change if the Compensation Committee believes a change is appropriate.
Individual Elements of Compensation
Chief Executive Officer and Former Chief Financial Officer
Annual Salary. The primary element of compensation paid by us to our CEO consists of an annual salary. In 2007, the individual salaries of our CEO and former chief financial officer were $275,000. The salaries of our CEO and former chief financial officer were not increased in 2007. However, the Compensation Committee maintains discretion to increase or decrease the salary of our CEO if the Compensation Committee believes such an adjustment is necessary. In March 2008, our CEO’s salary was increased to $325,000.

Bonus. Our CEO and former chief financial officer were each awarded a cash bonus equal to 64% of each of their base salaries in 2007. We considered the Company’s performance during the year in regards to drilling results, reserve and production growth and financial results as factors in making the decision to award the bonuses. No formula was applied in to determine the amount of the bonuses, which were made purely on a discretionary basis after a subjective evaluation.
Equity Incentive Compensation. Prior to 2007, incentive compensation provided to our CEO and former chief financial officer historically consisted solely of discretionary bonuses. In 2007, for the first time, we granted the CEO and our former chief financial officer options to purchase shares of our Common Stock pursuant to the Stock Option Plan in order to continue to align their interests with the interests of our shareholders. The number of shares granted to the CEO and our former chief financial officer was larger than grants made to our other executive officers. The terms of the Stock Option Plan are described in more detail below under “Stock Options.” As described in more detail above in “Proposal No. 3 APPROVAL OF THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN,” beginning in 2008, if approved by the shareholders, our CEO will be eligible to receive various forms of equity awards pursuant to the proposed LTIP.
Other. We entered into an agreement with Ken L. Kenworthy, Sr. relating to his retirement as our chief financial officer in February 2008 providing the following payments and benefits: (i) $68,500, which represents three months salary and was paid in February 2008; (ii) coverage under the Company’s group medical insurance plan for March through December 2008, which is valued at $8,621; (iii) personal use of the Company’s golf club membership for life or until the Company undergoes change in control; (iv) continued use of a Company mobile phone; and (v) miscellaneous items of Company personal property consisting of furniture and computer equipment with little or no book value. The cash payments and the fair value of the other benefits provided to Mr. Kenworthy, Sr. are taxable to him and will be reported to him as income for 2008 and thereafter as appropriate. In return for such payments and benefits, Mr. Kenworthy, Sr. has agreed to provide consulting services to the Company at its request.
Other Named Executive Officers
Annual Salary. The base salary amount paid to our other executive officers, currently consisting of our new Chief Financial Officer (“CFO”), Vice President of our Land Department, Vice President of Operations and Vice President of Corporate Development and Investor Relations (collectively, our “Vice Presidents”), is established by our Chief Executive Officer in consultation with the Compensation Committee (such discussion last occurring on March 6, 2008) and is based on each executive officer’s level of responsibility and an assessment of each executive officer’s performance and potential contribution to our financial and operational objectives.
Our CFO and other Vice Presidents were not executive officers in 2007. The current base salaries of these executives are $195,000 for Mr. Merrill, $275,000 for Mr. Hart, $225,000 for Mr. Jackson and $180,000 for Mr. Rohleder.
Bonus. Our other executive officers are eligible for annual cash bonuses in amounts recommended by the CEO as approved by the Compensation Committee. The bonus amounts, like the bonus payable to our CEO, are based on subjective evaluations of each executive’s performance and are not based on any specific performance criteria. In 2007, Mr. Jackson’s bonus represented 26% of his base salary. The CFO and Vice Presidents will be eligible for cash bonuses for their performances during 2008 in amounts to be determined at the end of the year.
Equity Incentive Compensation. We have provided equity incentive compensation to our other executive officers in the form of options to purchase shares of our Common Stock pursuant to the Stock Option Plan. The terms of the Stock Option Plan are described in more detail below under “Stock Options.” As described in more detail above in “Proposal No. 3 APPROVAL OF THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN,” beginning in 2008, if approved by the shareholders, our other executive officers will be eligible to receive various forms of equity awards pursuant to the proposed LTIP.

Personal Benefits and Perquisites
The wives of certain of our executive officers accompany them on some business related travel. The Company pays the cost attributable to some spousal travel, and to the extent the Company pays the travel expenses attributable to an executive officer’s spouse, the amounts paid by the Company are included in each executive’s taxable wages and are reflected in the summary compensation table below. The Company also pays the cost of country and golf club membership dues and food expenses for certain of the executive officers. The cost attributable to each officer’s personal use is included in the summary compensation table below. The Company also pays the premiums on life insurance policies insuring the lives of certain of our executive officers of which the beneficiaries are personal to each insured executive officer. The cost of the premiums on these policies is included in each executive officer’s taxable income and is reflected in the summary compensation table. We also provide automobile allowances (including fuel, maintenance and insurance) and/or usage of automobiles owned by the Company to our executive officers. The cost attributable to each executive officer’s personal use based on business miles versus personal miles is included in each officer’s taxable wages and is reflected in the summary compensation table below.
Accounting and Tax Implications
We believe it is important to have flexibility in our compensation program in a manner to achieve the objectives described above. Therefore, while we consider the accounting and tax treatment of certain forms of compensation in the design of our compensation program, the accounting and tax treatment is not a determinative factor.
Under Section 162(m) of the Internal Revenue Code (the “Code”), we can deduct for federal tax purposes no more than $1 million of annual compensation paid to each of our CEO and three of our other most highly-paid executive officers other than our CFO. The section 162(m) restriction applies to salary, bonuses and other compensation not directly tied to performance. None of our executive officers currently receives compensation in excess of $1 million, so Section 162(m) does not currently affect compensation decisions with respect to our executive officers. However, as our compensation program develops and changes, Section 162(m) is, and will be, taken into consideration.
Section 422 of the Code provides favorable tax treatment to the recipient of stock options that meet certain requirements imposed by the section to qualify as “incentive stock options” as defined by the section. The Compensation Committee has considered the effect of Section 422 on our Stock Option Plan and proposed LTIP, and the terms of both plans were designed to be responsive to the favorable tax treatment provided by Section 422. However, in certain circumstances it may be in one of our executive’s best interests to receive options not subject to Section 422 restrictions, so therefore, options granted under either the Stock Option Plan or the proposed LTIP may be either incentive stock options or options that do not qualify as such.
Other Factors
Currently, we do not apply specific formulas or have established policies with respect to:
•	the allocation of executive officer compensation between long-term and currently paid out compensation;

•	the allocation of executive officer compensation between cash and non-cash compensation or among different forms of non-cash compensation;

•	the determination of when awards are to be granted, including awards of equity-based compensation such as options;

•	which specific items of corporate performance are to be taken into account for the purpose of establishing our compensation policies and making compensation decisions;

•	how compensation or amounts realizable from prior compensation or awards are considered in setting other elements of compensation; and

•	equity or other security ownership requirements for officers and directors or policies with respect to hedging of shares owned by them.
All other factors considered when making decisions regarding the compensation of our executive officers are intended to be similar to other companies in our industry in terms of the relationship among salary, bonuses and equity compensation. As stated previously, it is anticipated that the Compensation Committee will engage a compensation consultant to perform a peer group comparison for the Compensation Committee and assist the Compensation Committee in establishing appropriate compensation policies for our executive officers.
Compensation Committee Report
In accordance with its written charter adopted by the Board of Directors (“Board”), the Compensation Committee of the Board is responsible for establishing the compensation of our chief executive officer, Mr. Kenworthy, Jr. and overseeing the compensation process as it relates to our other executive officers to assure they are compensated in a manner consistent with our overall objectives. The Compensation Committee is also obligated to communicate to shareholders information regarding the Company’s compensation policies and the reasoning behind such policies.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.
The preceding report is presented by the members of the Compensation Committee.
— T. J. Boismier, Steven Craig and Jon “Tucker” McHugh, members of the Compensation Committee
Summary Compensation Table
The following table sets forth the compensation paid by us for services rendered during the year ended December 31, 2007 to the individuals listed in the table who shall be referred to herein as the “named executive officers.” Messrs. Jim Merrill, Rick Hart, Jr. and Michael J. Rohleder are not included in the table and discussion that follows as they were not executive officers of the Company during 2007.

				Option	All Other
				Awards	Compensation
Name	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	Total ($)
Ken L. Kenworthy, Jr.	2007	$275,000	$175,000	$103,241	$51,938	$605,179
	2006	233,333	100,000	—	48,448	381,781
Ken L. Kenworthy, Sr.	2007	275,000	175,000	103,241	44,652	597,893
	2006	233,333	100,000	—	40,908	374,241
Gary D. Jackson	2007	153,685	40,000	158,206	10,163	362,054
	2006	127,435	25,000	106,563	8,301	267,299

(1)	The amount set forth is the amount of compensation cost recognized by the Company during the year attributable to options granted to the named executive officers under SFAS 123(R).

(2)	All Other Compensation for Mr. Kenworthy, Jr. includes $5,080 relating to the cost of his wife’s travel expenses when she accompanies him on business related travel, $12,796 of dues and expenses paid by the Company for personal use of country and golf clubs, $10,000 relating to life insurance premiums paid by the Company, $7,812 automobile related cost attributable to personal use based on business miles versus personal miles and also includes $16,250 representing contributions by the Company to Mr. Kenworthy’s 401(k) account.

All Other Compensation for Mr. Kenworthy, Sr. includes $11,769 relating to the cost of his wife’s travel expenses when she accompanies him on business related travel, $8,821 of dues and expenses paid by the Company for personal use of country and golf clubs, $7,812 automobile related cost attributable to personal use based on business miles versus personal miles and also includes $16,250 representing contributions by the Company to Mr. Kenworthy’s 401(k) account.
All Other Compensation for Mr. Jackson includes $2,600 relating to the cost attributable to Mr. Jackson’s personal use, based on business miles versus personal miles, of an automobile owned by the Company and also includes $7,563 representing contributions by the Company to Mr. Jackson’s 401(k) account.
Grants of Plan Based Awards
The following table reflects information concerning awards granted to our named executive officers during the year ended December 31, 2007 under the Stock Option Plan.

		Stock Awards:	Grant Date Fair
		Number of	Value of Stock
Name	Grant Date	Shares(1)	Awards(2)($)
Ken L. Kenworthy, Jr.	6/7/2008	50,000	$708,000
Ken L. Kenworthy, Sr.	6/7/2008	50,000	708,000
Gary D. Jackson	6/7/2008	25,000	354,000

(1)	The options granted to Messrs. Kenworthy, Jr., Kenworthy, Sr. and Jackson vest annually in four separate increments of 12,500, 12,500 and 6,250, respectively, on June 6 in each of the years 2008, 2009, 2010 and 2011.

(2)	The grant date fair value of each equity award is computed in accordance with FAS 123R.
Stock Options
The Company’s Stock Option Plan (the “Stock Option Plan”) was originally adopted in January 2001 and has been amended twice since its adoption to increase the number of shares authorized under the Stock Option Plan. As of January 31, 2008, 850,000 shares were issuable under the Stock Option Plan and 831,501 of the shares authorized had been issued pursuant to exercises of options or were subject to outstanding options, leaving 18,499 shares available for future grants. The Stock Option Plan expires on October 30, 2010; provided, however, that as described above in “Proposal No. 3 APPROVAL OF THE COMPANY’S 2008 LONG-TERM INCENTIVE PLAN,” the Board has proposed, subject to shareholder approval, the 2008 Long-Term Incentive Plan (“LTIP”), which provides for grants of options to purchase shares of Common Stock. If approved by the shareholders, we contemplate that the LTIP will replace the Stock Option Plan as the instrument through which equity incentive (including stock options) will be made available to our executive officers.
Description of the Stock Option Plan
Administration. The Stock Option Plan is administered by the Board. The Board has the authority to appoint a committee (“Committee”) of not less than two members of the Board to administer the Stock Option Plan and to make determinations concerning the granting of options thereunder. The Board may appoint and remove members of the Committee as it sees fit from time to time. The Board or Committee has sole authority to determine the persons who shall participate in the Stock Option Plan and the extent of their participation and to construe and interpret provisions of the Stock Option Plan and any option granted thereunder. No member of the Board or Committee will be liable for any action or determination made in good faith, and such members will be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, or as otherwise permitted by law. The Board has appointed the Compensation Committee to approve the grant of options for executive officers, which has the discretion to consider whether such a grant is appropriate given an officer’s performance and current annual salary, and the Compensation Committee has authorized the CEO to approve grants of options to non executive officers.

The Committee does not have an established procedure regarding the timing of stock option award grants in relation to the release of any nonpublic information, but historically, the Committee has not granted options in conjunction with any such information. Additionally, the Committee does not have an established policy regarding the back dating of stock option award grants for the purpose of affecting executive officer compensation. However, no grants of stock options have been back dated, and it is not anticipated that any future grants will be dated in such a manner.
Shares Subject to the Stock Option Plan. The maximum number of shares of Common Stock reserved for issuance under the Stock Option Plan and in respect of which options may be granted pursuant to the terms of the Stock Option Plan is 850,000 shares. These shares consist of authorized but unissued shares or treasury shares held by the Company. This number is subject to appropriate equitable adjustment in the event of any subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company. In the event that any outstanding option under the Stock Option Plan for any reason expires or is terminated prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to options granted under the Stock Option Plan.
Eligibility. Persons eligible to participate in the Stock Option Plan consist of managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company as the Board or Committee may determine from time to time. In addition, all Non-Employee Directors of the Company shall be eligible to participate in the Stock Option Plan. There is no limit to the total number of eligible persons to whom options may be granted under the Stock Option Plan. The Board or Committee will determine in accordance with the Stock Option Plan the persons to whom option awards are granted, the size of any option awards and the conditions applicable thereto.
Exercise of Options. Options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates of the date of grant, unless otherwise provided by the Board or Committee at the time the option is granted. The Board or Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. After becoming exercisable, options granted under the Stock Option Plan may be exercised, in whole or in part, at any time prior to the expiration or termination of the options. The exercise price of options granted under the Stock Option Plan is determined by the Board or the Committee, but may not be less than the fair market value of the Common Stock on the date of grant of the option. The exercise price of options granted under the Stock Option Plan must be paid upon the exercise of the option and may be paid in cash or with stock of the Company or a combination thereof.
Nontransferability. Options granted under the Stock Option Plan are not assignable or transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.
Effect of Death, Termination of Employment and Retirement. If an optionee dies while employed by the Company, the unvested portion of the option will vest, and at any time or times within 12 months after the optionee’s death the options may be exercised by the optionee’s estate, personal representative, beneficiary or other person upon whom such right devolves by will or the laws of descent and distribution, and except as so exercised, will expire at the end of such 12-month period. If the optionee’s employment is terminated for cause, the optionee’s options whether or not then exercisable will terminate immediately. If the termination is for a reason other than death or for cause, the optionee will have the right to exercise his or her vested options at any time within three (3) months after such termination, unless the optionee continues to serve as a director of the Company as provided below. However, in any event, no option may be exercised more than ten (10) years after the date of its grant.

Option Awards to Non-Employee Directors. Each member of the Board who is not an employee of the Company (a “Non-Employee Director”) is eligible to receive option grants under the Stock Option Plan on the same basis as other eligible persons. The purchase price for each share placed under an option grant for a Non-Employee Director is equal to 100% of the fair market value of such share on the date the option is granted. No options will be granted to a Non-Employee Director after any date that the Non-Employee Director ceases to be a director of the Company. All stock options granted to a Non-Employee Director shall consist of options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.
Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four (4) anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time. The period during which a Non-Employee Director option may be exercised shall be ten (10) years from the date of grant.
Recapitalization or Reorganization. In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, or any other change affecting the Common Stock, such proportionate adjustments shall be made with respect to the aggregate number and type of securities for which options may be granted under the Stock Option Plan, the number of shares covered by each outstanding option and the price of each outstanding option will be proportionately adjusted.
If the Company dissolves, liquidates, or is reorganized in a manner which results in a change in control of the Company, or in the event of a tender or exchange offer which results in a change in control of the Company, all options outstanding on the date of such change in control shall become immediately and fully exercisable, and an optionee will be permitted to surrender for cancellation within sixty (60) days after such change in control, any option or portion of such option to the extent not yet exercised and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (A) the fair market value on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over (B) the aggregate exercise price for the shares under the option or portion thereof surrendered.
Modification and Termination of the Stock Option Plan. The Committee may at any time amend, alter or discontinue the Stock Option Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. Additionally, no amendment may affect any then outstanding options or unexercised portions thereof without the consent of the optionee. No options shall be granted pursuant to the Stock Option Plan after October 30, 2010, except with respect to awards then outstanding.
Special Provisions Applicable to Incentive Stock Options. The Committee will determine at the time of any option grant whether such option will be an incentive stock option intended to qualify under Section 422 of the Internal Revenue Code or a nonstatutory stock option. Options granted to Non-Employee Directors and other non-employee service providers will not qualify as incentive stock options. Incentive stock options granted pursuant to the Stock Option Plan will comply with all the previously mentioned provisions of the Stock Option Plan modified by the following special terms and conditions:
1.	Eligibility. Persons eligible to receive incentive stock options are employees (including officers and directors who are employees) of the Company or its subsidiaries only.

2.	Limitations on Aggregate Value of Shares Subject to Incentive Stock Options. The aggregate fair market value as of the date of the grant of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year will not exceed $100,000.

3.	Term of Incentive Stock Options. Each incentive stock option granted under the Stock Option Plan will not be exercisable more than 10 years from the date the option is granted.

4.	Limitations for Certain Shareholders. Any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not receive an incentive stock option under the Stock Option Plan, unless at the time the option is granted to such person the exercise price is at least 110% of the fair market value of the shares covered by the option and the option is not exercisable after the expiration of five years from the date of the grant.

Federal Income Tax Consequences. An optionee receiving an option qualifying as an “incentive stock option” under Section 422 of the Internal Revenue Code will not recognize taxable income upon the grant or exercise of the option. Upon disposition of the shares acquired, the optionee will recognize a capital gain or loss based on the difference between the amount realized and the option price, assuming certain holding period requirements are satisfied and the shares are held as a capital asset. However, alternative minimum tax may be applicable. The Company will not receive any tax deduction in connection with the grant or exercise of an incentive stock option or, assuming the holding period requirements are satisfied, sale of the shares by an optionee.
An optionee receiving a nonstatutory stock option will not recognize taxable income on the grant of an option, but will be deemed to have received ordinary income on the exercise of an option equal in amount to the difference between the fair market value of the shares acquired as of the date of exercise and the option price. The Company will be entitled to a tax deduction at the same time in the same amount. An optionee’s tax basis in the shares acquired will be equal to the fair market value of the shares as of the date of exercise for purposes of measuring any gain or loss on subsequent disposition of the shares.
Outstanding Equity Awards
The following table reflects outstanding options held by our named executive officers as of December 31, 2007.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Option	Option
			Option Exercise	Option Expiration
Name	Exerciseable	Unexerciseable(1)	Price	Date
Ken Kenworthy, Jr.	—	50,000	$38.06	6/5/2017
Ken Kenworthy, Sr.	—	50,000	$38.06	6/5/2017
Gary D. Jackson	12,500	12,500	$20.01	9/14/2015
	—	25,000	$38.06	6/5/2017

(1)	The unexerciseable options listed for Messrs. Kenworthy, Jr., Kenworthy, Sr. and Jackson expiring in 2017 vest annually in four separate increments of 12,500, 12,500 and 6,250, respectively, on June 6 in each of the years 2008, 2009, 2010 and 2011.

The unexerciseable options listed for Mr. Jackson expiring in 2015 vest in two separate increments of 6,250 on September 15 in each of the years 2008 and 2009.
Defined Contribution Plan
The Company offers a tax qualified defined contribution “401K” plan to all of its employees, including its executive officers, to provide a benefit payable to an employee or his heirs upon retirement, total disability, or death. Under the terms of the plan and subject to limitations of federal law, each of our employees can elect to defer a portion of his compensation and direct such deferrals to the investments offered under the plan, generally consisting of mutual funds in various asset classes. Subject to the terms of the plan, the Company makes discretionary matching contributions to the plan on behalf of the participant employees. Participants are immediately vested in their deferred contributions, but Company contributions are subject to certain vesting requirements. Executive officers participate in the plan on the same basis as all other employees. The Company’s 2007 contributions to the plan for the account of the named executive officers are included in the Summary Compensation Table set forth above.

Other Potential Payments upon a Change in Control or Termination of Employment
No special benefits are payable to the named executive officers by reason of a change in control or termination of employment other than acceleration of vesting of unvested options, the value of which is set forth below assuming a change in control or death occurred as of December 31, 2007:

	Ken L.	Ken L.
Name	Kenworthy, Jr.	Kenworthy, Sr.	Gary D. Jackson
Acceleration of Option Vesting(1)	$—	$—	$153,375

(1)	The amount set forth is the difference between the closing price of our Common Stock on December 31, 2007, which was $32.28 per share, and the exercise price of unvested options. There is no value for acceleration of vesting of options with an exercise price in excess of the December 31, 2007 closing price.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 18, 2008, by (i) each of our directors; (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. As of April 18, 2008, there were 16,521,011 shares of Common Stock outstanding. Except as otherwise listed below, each named beneficial owner has sole voting and investment power with respect to the shares listed. None of our directors or executive officers own any shares of our Series B Preferred Stock.

Beneficial Owner	Number of Shares	Percent of Total
Ken L. Kenworthy, Jr.(1)(2)	833,341	5.04%
Ken L. Kenworthy, Sr.(2)(9)	880,824	5.33%
James A. Merrill(3)	9,200	*
Gary D. Jackson(4)	18,750	*
Richard Q. Hart, Jr.(5)	71,250	*
Michael J. Rohleder	—	*
T. J. Boismier(6)	35,000	*
Steven Craig(7)	20,000	*
Jon W. McHugh(8)	11,000	*
All executive officers and directors as a group (9 persons)	1,879,365	11.38%

*	Less than 1%

(1)	Shares owned by Mr. Ken Kenworthy, Jr. exclude 670,252 shares owned by his wife, Mrs. Karen Kenworthy, as to which he disclaims beneficial ownership, include 12,500 shares Mr. Kenworthy, Jr. has the right to acquire on exercise of options exercisable within 60 days and include 13,036 shares of which he and his wife share voting power.

(2)	The business address of Messrs. Ken Kenworthy, Jr. and Ken Kenworthy, Sr. is 9400 North Broadway, Oklahoma City, Oklahoma 73114.

(3)	Includes 8,750 shares Mr. Merrill has the right to acquire on exercise of options exercisable within 60 days.

(4)	Includes 18,250 shares Mr. Jackson has the right to acquire on exercise of options exercisable within 60 days.

(5)	Includes 46,250 shares Mr. Hart has the right to acquire on exercise of options exercisable within 60 days.

(6)	Includes 12,500 shares Mr. Boismier has the right to acquire on exercise of options exercisable within 60 days.

(7)	Includes 20,000 shares Mr. Craig has the right to acquire on exercise of options exercisable within 60 days.

(8)	Includes 10,000 shares Mr. McHugh has the right to acquire on exercise of options exercisable within 60 days.

(9)	Shares owned by Mr. Ken Kenworthy, Sr. include 64,092 shares held in trust for the benefit of his children and 12,500 shares Mr. Kenworthy, Sr. has the right to acquire on exercise of options exercisable within 60 days. 300,000 shares beneficially owned by Mr. Kenworthy, Sr. are pledged to the Royal Bank of Canada as security for a line of credit extended in May 2006.
The following table sets forth certain information regarding the beneficial ownership of our Common Stock by persons known to beneficially own more than 5% of our outstanding stock as of the latest date such persons have filed reports of beneficial ownership with the Securities & Exchange Commission. Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares voted.

Beneficial Owner	Number of Shares	Percent of Total
Centennial Energy Partners, L.L.C., Centennial Energy Partners, L.P., and Peter Seldin(1)	3,044,464	18.42%
Newton Family Group(2)	900,000	5.45%
Morgan Stanley and Morgan Stanley Investment Management, Inc.(3)	928,052	5.62%

(1)	Determined from Form 4 filed on February 12, 2008. Centennial Energy Partners, L.L.C. is the general partner of Centennial Energy Partners, L.P., and Peter Seldin is the managing member of Centennial Energy Partners, L.L.C. Neither Centennial Energy Partners, L.L.C. nor Peter Seldin directly own shares of our Common Stock, but both are beneficial owners of the shares owned directly and beneficially by Centennial Energy Partners, L.P. and certain private investment vehicles to which Centennial Energy Partners, L.L.C. serves as general partner. The business address of Centennial Energy Partners, L.L.C., Centennial Energy Partners, L.P., and Peter Seldin is 575 Lexington Avenue, 33rd Floor, New York, New York 10022.

(2)	Determined from Schedule 13G/A filed on February 14, 2006. The Newton Family Group consists of William C. Newton and Gloria A. Newton, husband and wife, and Newton Investment Partners, as to which William C. Newton is the managing partner. William C. Newton and Gloria A. Newton have beneficial ownership of 900,000 shares, which includes 875,000 shares beneficially owned by Newton Investment Partners. The business address of the Newton Family Group is c/o Notwen Corporation, 660 East Broadway, Jackson Hole, Wyoming 83001.

(3)	Determined from Schedule 13G/A filed on February 14, 2008. Morgan Stanley Investment Management, Inc. is a wholly owned subsidiary of Morgan Stanley and holds Common Stock in various discretionary accounts which it manages. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036, and of Morgan Stanley Investment Management, the address is 1221 Avenue of the Americas, New York NY 10020.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
EXECUTIVE COMPENSATION;
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. We are required to disclose delinquent filings of reports by such persons.
Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% shareholders were met during 2007, except as follows:
•	Mr. Ken Kenworthy, Jr. filed one late report relating to an award of stock options and one late report relating to a gift of shares of Common Stock made by Mr. Kenworthy, Jr.

•	Mrs. Karen Kenworthy filed one late report relating to a gift of shares of Common Stock made by Mrs. Kenworthy.

•	Mr. Ken Kenworthy, Sr. filed one late report relating to an award of stock options and one late report relating to a gift of shares of Common Stock made by Mr. Kenworthy, Sr.

•	Mr. Gary Jackson filed one late report relating to an award of stock options.

•	Mr. T. J. Boismier filed one late report relating to an award of stock options.

•	Mr. Steven Craig filed one late report relating to an award of stock options.

•	Mr. Jon McHugh filed one late report relating to an award of stock options.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company requires that any situation, transaction or relationship that gives rise to an actual or potential conflict of interest for our executive officers must be disclosed to the Board in writing. The Company may permit the conflicted transaction only if full disclosure is made and the Company’s interests are fully protected. The Company considers conflicted transactions to consist of any transaction in which the executive (1) causes the Company to engage in business transactions with relatives or friends or companies controlled or owned by our executives; (2) uses nonpublic Company or other information for personal gain by the executive, his relatives or his friends (including securities transactions based on such information); (3) has more than a nominal financial interest in any entity with which the Company does business or competes; (4) receives a loan, or guarantee of obligations, from the Company or a third party as a result of his position at the Company; (5) competes, or prepares to compete, with the Company while still employed by the Company; or (6) has a financial interest or potential for gain in any transaction with the Company (other than Company approved compensation arrangements).
The preceding policy and examples of conflicted transactions are provided in the Company’s written Code of Business Conduct and Ethics and is available on the Company’s website at www.gmxresources.com.
VOTING PROCEDURES
As described above, voting at the Annual Meeting will consist of the following:
•	The five nominees for directorships will be elected by a plurality of shares of Common Stock voted at the Annual Meeting.

•	The selection of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2008 will be ratified if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

•	The proposed LTIP will be approved if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

•	The amendment to the Certificate of Designation for shares of the Company’s 9.25% Series B Preferred Stock will be approved if (i) the holders of a majority of the Company’s outstanding shares of Common Stock, voting separately as a class, vote in favor of the amendment; and (ii) the holders of at least two-thirds of the outstanding Series B Preferred Stock, voting separately as a class, also vote in favor of the amendment.

•	The proposal requesting shareholder approval for the issuance of a number of shares of our Common Stock issuable upon the conversion of the Notes that equals or exceeds the Share Cap will be approved if the holders of a majority of the Company’s outstanding shares of Common Stock voted at the Annual Meeting vote in favor of the proposal.

•	All other matters properly brought before the Annual Meeting will be approved if the holders of a majority of shares of Common Stock voted at the Annual Meeting vote in favor of the proposal, unless otherwise required by law.
Shares represented by proxies that are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked “withhold authority” with respect to any one or more nominees will not affect the outcome of a nominee’s election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.
Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers’ discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.
Unless otherwise directed in the proxy, shares represented by valid proxies will be voted FOR the election of the director nominees, FOR the ratification of Smith Carney as the Company’s independent registered public accounting firm for the year ending December 31, 2008, FOR the proposed LTIP, FOR the approval of the amendment to the Certificate of Designation of the Company’s 9.25% Series B Preferred Stock and FOR the authorization to issue a number of shares of our Common Stock issuable upon the conversion of the Notes that equals or exceeds 20% of the outstanding shares of our Common Stock immediately prior to the proposed issuance. As to any other business which may properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the recommendations of the Board, although the Company does not presently know of any such other business.
PROPOSALS OF SHAREHOLDERS
Each year the Board submits its nominations for election of directors at the Annual Meeting of Shareholders. The Board will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting. Such proposals must comply with the applicable requirements of the SEC and our bylaws. Under our bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and received by our Secretary not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by our Secretary not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of our voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice;

(c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by our Board; and (d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as one of our directors, if elected. All shareholder proposals should be sent to our Secretary at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.
A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2009 Annual Meeting must be received no later than January 9, 2009. To be considered for presentation at the 2009 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in our bylaws as described above. In addition, the proxy solicited by the Board for the 2009 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2009 Annual Meeting unless we are provided with notice of such proposal no later than ninety days prior to the date of the 2009 annual meeting.
OTHER MATTERS
As of the date of this Proxy Statement, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may properly be brought before the Annual Meeting by or at the direction of the Company’s Board.
ANNUAL REPORT
The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2007, including audited financial statements, is enclosed with this Proxy Statement.
Copies of the exhibits omitted from the enclosed Annual Report on Form 10-K are available to shareholders without charge upon written request to Mike Rohleder, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

EXHIBIT A
GMX RESOURCES INC.
2008 LONG-TERM INCENTIVE PLAN
(Effective as of May 28, 2008)
ARTICLE I
PURPOSE
Section 1.1 Purpose. This GMX Resources Inc. 2008 Long-Term Incentive Plan (the “Plan”) is intended as an incentive to managerial and other employees of GMX Resources Inc. (the “Company”) and any Subsidiary of the Company. The Plan’s purposes are to retain employees, to attract new employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. The Plan is also intended to provide incentive to consultants to, and certain directors of, the Company and any Subsidiary of the Company. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Bonus Stock Awards, SARs, Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan. Certain capitalized terms used in this Plan have the meanings ascribed to them in Article II hereof.
Section 1.2 Effectiveness and Expiration of the Plan. The Plan was adopted by the Board to be effective as of May 28, 2008 (the “Effective Date”). The Plan is subject to approval by holders of the Company’s outstanding Common Stock, which must be obtained within the twelve month period subsequent to Effective Date. The Plan is effective until May 28, 2018, unless earlier terminated pursuant Section 11.1. Notwithstanding any termination of the Plan, the Plan shall continue in effect until all matters relating to the payment and administration of outstanding Awards have been settled.
Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, there shall be subject to the Plan 750,000 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”). Any shares subject to the Plan that are not subject to Awards at the termination of the Plan shall cease to be subject to the Plan; provided, however, that until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares of Common Stock authorized under this Section 1.3. In addition, shares of Common Stock issued under the Plan and forfeited back to the Plan, shares of Common Stock surrendered in payment of the exercise price or purchase price of an Award, and shares of Common Stock withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. A maximum of 750,000 shares of Common Stock of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article X.

ARTICLE II
DEFINITIONS
Section 2.1 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit, SAR or Restricted Stock Award granted under the Plan to a Consultant by the Committee or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.
Section 2.2 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.
Section 2.3 “Board” means the Board of Directors of the Company.
Section 2.4 “Bonus Stock Award” means an Award granted under Section 6.3.
Section 2.5 “Change of Control Event” means each of the following:
(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities;
(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

GMX Resources Inc. 2008 Long-Term Incentive Plan	Page 2 of 18

(c) The consummation of:
(i) A merger, consolidation or reorganization involving the Company, unless: (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and (C) no Person, other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;
(ii) A complete liquidation or dissolution of the Company; or
(iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control Event shall not be deemed to have occurred solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control Event would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control Event shall be deemed to have occurred.
Section 2.6 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.
Section 2.7 “Committee” means the Compensation Committee of the Board, provided, however, that with respect to powers to grant and establish the terms of Awards to Eligible Directors and all other powers that are reserved to the Board under Section 2.3, references to “Committee” shall be deemed to be references to Board.

GMX Resources Inc. 2008 Long-Term Incentive Plan	Page 3 of 18

Section 2.8 “Common Stock” means the common stock, par value $.001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.
Section 2.9 “Consultant” means any person who is engaged by the Company or a Subsidiary to render consulting or advisory services.
Section 2.10 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.
Section 2.11 “Eligible Employee” means any employee of the Company or a Subsidiary as approved by the Committee.
Section 2.12 “Eligible Director” means any member of the Board who is not an employee of the Company or a Subsidiary.
Section 2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 2.14 “Fair Market Value” means the average of the high and low sales prices of the shares of Common Stock on any national securities exchange on which the shares are listed on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by such exchange, by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not listed on a national securities exchange, Fair Market Value means the average of the closing “bid” and “asked” prices of the shares of Common Stock in the over-the-counter market on the date on which such value is to be determined or, if such prices are not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value that they deem appropriate. For purposes of determining the purchase price of an Incentive Stock Option, Fair Market Value shall in any event be determined in accordance with Sections 422 and 409A of the Code.
Section 2.15 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.
Section 2.16 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

GMX Resources Inc. 2008 Long-Term Incentive Plan	Page 4 of 18

Section 2.17 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.
Section 2.18 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted under the Plan.
Section 2.19 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.
Section 2.20 “Performance Measures” means any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, or any combination thereof, or as may from time to time otherwise be specified by the Committee. The Performance Measures may be absolute, relative to one or more other companies, or relative to one or more indexes.
Section 2.21 “Performance Unit” means the monetary unit, having a value equal to the Fair Market Value of one share of Common Stock, as provided by the terms of an Award Agreement evidencing such Award, that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.
Section 2.22 “Plan” means this GMX Resources Inc. 2008 Long-Term Incentive Plan.
Section 2.23 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.
Section 2.24 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.
Section 2.25 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code. The term “Subsidiary” as used in this Plan shall include the plural of the term, if applicable.
ARTICLE III
ADMINISTRATION
Section 3.1 Administration of the Plan. The Committee shall have the power and authority to administer the Plan. Pursuant to Section 3.2, the Committee shall also be authorized to administer Awards granted by the Board to Eligible Directors. The Committee may designate persons, other than members of the Committee (including certain officers of the Company), to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of Awards to, persons subject to Sections 16(a) and 16(b) of the Exchange Act or Section 162(m) of the Code.
Subject to the provisions of the Plan and except as provided otherwise in Section 3.2, the Committee shall have exclusive power to:
(a) Select Eligible Employees and Consultants to participate in the Plan;
(b) Determine the time or times when Awards will be made to Eligible Employees and Consultants;

GMX Resources Inc. 2008 Long-Term Incentive Plan	Page 5 of 18

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements, if any), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee;
(d) Determine whether Awards will be granted singly or in combination;
(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award;
(f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
Section 3.2 Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs, shares of Restricted Stock or shares of Bonus Stock awarded to Eligible Directors selected for participation and the terms of such Awards. The Committee shall administer all other aspects of the Awards made to Eligible Directors. For purposes of the Plan, references to the “Committee” shall be deemed to be references to the Board with respect to the powers reserved exclusively to the Board pursuant to this Section.
Section 3.3 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.
Section 3.4 Section 162(m) Provisions. It is the intent of the Company for the Plan and the Awards made hereunder to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Committee that such qualification is necessary for an Award. Accordingly, if the Committee intends for an Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the Performance Measures to be achieved by the Company, or any Subsidiary, division, or department, applicable to such Award shall be (i) measured for a prescribed period, as determined by the Committee, consisting of not less than one year; and (ii) established in writing by the Committee no later than the earlier of (a) 90 days after the commencement of the relevant performance period and (b) the date as of which 25% of the performance period has elapsed.

GMX Resources Inc. 2008 Long-Term Incentive Plan	Page 6 of 18

The Committee’s discretion to modify an Award to change or otherwise waive a Performance Measure to allow the vesting of the Award may be restricted in order to comply with Section 162(m). Further, the granting of any Award intended to be “qualified performance based compensation” shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside directors (within the meaning of the term “outside directors” as used in Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Exchange Act).
Section 3.5 Section 409A Provisions. It is the intent of the Company that no Award under the Plan be considered “deferred compensation” subject to Section 409A of the Code, including awards paid pursuant to a Change in Control Event. The Committee shall design and administer the Awards under the Plan so that they are not subject to Section 409A of the Code.
ARTICLE IV
GRANT OF AWARDS
Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:
(a) Subject to the adjustment provisions of Article X, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 200,000 shares, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation or deductibility of compensation under Section 162(m) of the Code.
(b) Subject to the adjustment provisions of Article X, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards and Performance Unit Awards (presuming such Performance Unit Awards will be paid in shares of Common Stock) to any Eligible Employee in any calendar year may not exceed 200,000, subject to the adjustment provisions of Article X, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation or deductibility of compensation under Section 162(m) of the Code.
(c) The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $1,000,000.
(d) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.
(e) Separate certificates or a book-entry registration representing shares of Common Stock shall be delivered to a Participant pursuant to an Award contemplating delivery of shares of Common Stock; provided, however, any shares of Common Stock subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied.
(f) The maximum term of any Award shall be ten years.

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ARTICLE V
STOCK OPTIONS
Section 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2. Unless otherwise determined by the Committee at the time of grant, all Options shall become exercisable at the rate of 25% of the total shares subject to the Option on each of the first four (4) anniversary dates of the Date of Grant. The Committee shall also be entitled to accelerate the date any outstanding Option becomes exercisable at any time.
Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:
(a) Price. The purchase price for each share placed under Option pursuant to the Plan shall be determined by the Committee, but shall in no event be less than 100% of the Fair Market Value of such share on the Date of Grant.
(b) Term. In the event of the death of a Participant while in the employ of the Company, any unvested portion of the Option as of the date of death shall be vested as of the date of death and the Option shall be exercisable in full by the heirs or other legal representatives of the Participant within twelve (12) months following the date of death. In the event of termination of employment for any reason other than death or termination for cause (and except as otherwise provided in Section 5.2(e) below) such Option shall be exercisable by the employee or his legal representative within three (3) months of the date of termination as to all then vested portions. In addition, the Committee may in its sole discretion, approve acceleration of the vesting of any unvested portions of the Option. If a Participant’s employment with the Company is terminated for cause, the Option shall terminate as of the date of such termination of employment and the Participant shall have no further rights to exercise any portion of the Option. “Termination for cause” means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct that is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion. Notwithstanding any of the foregoing, in no event may an Option be exercised more than ten (10) years after the Date of Grant.

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(c) Method of Exercise. Options may be exercised, whether in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of an Option, the Participant shall be entitled (unless otherwise provided in the Award Agreement evidencing the Option), without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering shares of stock of the Company owned by the Participant with such stock to be valued at the Fair Market Value on the date immediately preceding the date of exercise; (ii) with a combination of cash and shares of stock of the Company owned by the Participant; (iii) by surrendering a portion of the Option with such surrendered Option to be valued based on the difference between the Fair Market Value of the shares of stock surrendered on the date immediately preceding the date of exercise and the aggregate Option purchase price of the shares of stock surrendered (“Surrender Value”), or (iv) with a combination of cash, shares of stock of the Company owned by the Participant and surrendered Options; provided, however, the surrender of shares of stock of the Company or Options shall not be permitted if such surrender will result in any adverse accounting treatment to the Company without the Committee’s prior approval. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any Option.
(d) Limitations Applicable to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or any Subsidiary. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all Incentive Stock Option plans of the Company and any Subsidiary exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Eligible Employee if, at the time the Option is granted, such Eligible Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. Except as otherwise provided in Sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

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(e) Continued Service as a Director. Any provisions of the Plan to the contrary notwithstanding, for purposes of Section 5.2(b) above, in the event a Participant who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, such Participant’s Options shall not expire three (3) months following the date of termination of employment with the Company as is provided in Section 5.2(b) above, but instead shall continue in full force and effect until such Participant ceases to be a director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement. Termination of any such Option in connection with the Participant’s termination of service as a director shall be in accordance with the provisions of Section 5.2(b) above; provided, however, that (i) the terms “employ” and “employment” as used therein shall be replaced with the terms “service” and “service on the Board of Directors,” respectively, and (ii) the phrase “termination for cause” shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.
(f) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.
(g) Options and Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Eligible Employees, Consultants, or Eligible Directors as a result of a merger or consolidation or other business transaction with the Company or any Subsidiary.
ARTICLE VI
RESTRICTED STOCK AND BONUS STOCK AWARDS
Section 6.1 Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Awards and/or Bonus Stock Awards to Eligible Employees, Consultants and Eligible Directors. Restricted Stock Awards and Bonus Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award and Bonus Stock Award shall be subject to an Award Agreement setting forth the terms of such Award, which may or may not be subject to the achievement of Performance Measures, and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.
Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company or a Subsidiary for a prescribed period. The purchase price, if any, for shares of Common Stock issued in connection with a Restricted Stock Award shall be determined by the Committee, in its sole discretion. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company or a Subsidiary for a period of time. Each such employment and/or service requirement is referred to herein as a “Restriction Period.”

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The Committee shall determine the Restriction Period which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of a Restriction Period, assuming the fulfillment of any other specified vesting conditions, such restrictions as have been imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof; provided, however, if the vesting conditions are not satisfied at the end of a Restriction Period, the shares of Common Stock covered by the Restricted Stock Award will be forfeited back to the Company. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 10.2(c), the Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award upon the termination of employment other than for cause by a Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.
(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
(c) Rights as Shareholders. The holder of a Restricted Stock Award shall have the right to vote and to receive dividends unless otherwise determined by the Committee for any award or awards. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability and potential forfeiture as the shares of Restricted Stock with respect to which they were paid.
Section 6.3 Conditions of Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to Performance Measures or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.
Section 6.4 162(m) Provisions. Notwithstanding any of the foregoing provisions of this Article VI, any Restricted Stock Award or Bonus Stock Award made subject to Performance Measures shall be granted and administered as provided in Section 3.4 herein.

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ARTICLE VII
STOCK APPRECIATION RIGHTS
Section 7.1 Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant SARs to Eligible Employees, Consultants and Eligible Directors. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise either the SAR or the Option granted in tandem with such SAR, any unexercised Award of such tandem grant shall automatically terminate. SARs may also be granted independently as an Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.
Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Chief Financial Officer of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as determined in the sole discretion of the Committee, and the timing of such payment shall be specified in the Award Agreement with respect to each SAR.
Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or any Subsidiary on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.
ARTICLE VIII
PERFORMANCE UNITS
Section 8.1 Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Performance Unit Award shall be evidenced by an Award Agreement executed by the Company and the Participant containing such terms and conditions as the Committee may from time to time approve, subject to the requirements of Section 8.2.
Section 8.2 Conditions of Awards; Payment. Each Performance Unit Award shall state the target, maximum and minimum number of Performance Units payable upon the achievement of performance targets based on the Performance Measures. Such performance targets may be made subject to adjustment for specified significant extraordinary items or events. The Committee shall also establish such other terms and conditions as it deems appropriate to such Performance Unit Award. The Performance Unit Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee.
Section 8.3 162(m) Provisions. Notwithstanding any of the foregoing provisions of this Article VIII, all Performance Unit Awards shall be granted and administered as provided in Section 3.4 herein.

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ARTICLE IX
PERFORMANCE BONUS
Section 9.1 Grant of Performance Bonus. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Bonuses to certain Eligible Employees selected for participation.
Section 9.2 Conditions of Award; Payment. The Committee will determine the amount to be paid as a Performance Bonus upon the achievement of performance targets based on the Performance Measures. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Committee must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Committee’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Committee.
Section 9.3 162(m) Provisions. Notwithstanding any of the foregoing provisions of this Article IX, all Performance Bonuses shall be granted and administered as provided in Section 3.4 herein.
ARTICLE X
RECAPITALIZATION OR REORGANIZATION
Section 10.1 No Effect on Right or Power. Subject to the other provisions of this Plan, the existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
Section 10.2 Change in Control Events.
(a) Effect on Options. Upon the occurrence of a Change in Control Event, in addition to any adjustments required by Section 10.3, no later than (i) 10 days after the approval by the shareholders of the Company of a merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or (ii) 30 days after a Change of Control Event of the type described in clause (a) of the definition of “Change of Control Event,” the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives,

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which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control Event) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the “Change of Control Value” (as calculated pursuant to Section 10.2(b) below) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control Event (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash), as determined by the Committee in its sole discretion.
(b) Change of Control Value. For purposes of Section 10.2(a) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in a merger, consolidation, sale of assets or dissolution transaction whereby a Change of Control Event takes place, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control Event takes place, or (iii) if such Change of Control Event occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Section 10.2 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
(c) Effect on Other Awards. Notwithstanding any other provision in this Plan to the contrary, specifically including Section 3.4 for Awards subject to Performance Measures, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event unless otherwise determined by the Committee, which may, acting in its sole discretion without the consent or approval of any Participant, require all or selected Participants to surrender to the Company some or all of the outstanding Performance Bonus Awards and Performance Unit Awards as of a date, before or after a Change of Control Event, specified by the Committee. Upon the surrender of a Performance Bonus Award or Performance Unit Award, the Committee shall cancel or arrange for the cancellation of Awards in exchange for cash payments, equity securities or other consideration to Participants, on such terms as the Committee determines are appropriate.

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Section 10.3 Changes in Capitalization; Reorganizations. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, stock splits or dividends, exchanges or other relevant changes in capitalization or extraordinary distributions to the holders of Common Stock occurring after the Date of Grant of any Award and not otherwise provided for by this Article X, such Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or extraordinary distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article X, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, Options generally, SARs, Restricted Stock Awards and Performance Unit Awards, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent such adjustment is appropriate as determined by the Committee, whose determination shall be conclusive, subject to any approval of the shareholders required by any stock exchange or in order to comply with any tax qualification requirements. Notwithstanding the foregoing, the issuance of additional shares of Common Stock by the Company for cash or other consideration that does not affect the holders of shares of Common Stock other than by diluting their interests will not result in any adjustment to any Award.
Section 10.4 Shareholder Action. Any adjustment provided for in this Article X shall be subject to any required shareholder action.
Section 10.5 No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable. The Committee shall, in its sole discretion, determine the manner in which fractional shares arising pursuant to any such adjustment.
ARTICLE XI
GENERAL
Section 11.1 Amendment or Termination of Plan. The Committee may at any time amend, alter or discontinue the Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company’s outstanding shares are admitted to listed trading. No amendment, alteration or discontinuation of the Plan shall adversely affect Awards made prior to the time of such amendment, alteration or discontinuation, except with the consent of the Participants.

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Section 11.2 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments that would impair the rights of a Participant with respect to an Award theretofore granted shall require the Participant’s consent.
Section 11.3 Termination of Employment; Termination of Service. Except as expressly provided by the terms of this Plan, in the event an Eligible Employee or a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Award Agreement evidencing such Award or by the Committee.
Section 11.4 Limited Transferability — Options. During a Participant’s lifetime, an Option may be exercisable only by the Participant, and Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing or any other provisions of the Plan, to the extent permitted by applicable law, the Committee may, in its sole discretion, permit recipients of Nonqualified Stock Options to transfer such Options by gift or other means pursuant to which no consideration is given for such transfer. The Committee shall impose in connection with any Nonqualified Stock Options transferred pursuant to the foregoing sentence such limitations and restrictions as it deems appropriate. No transfer pursuant to this Section 11.4 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void ab initio. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.4, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; provided, however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.
Section 11.5 Withholding Taxes. Unless otherwise paid by the Participant, the Company or a Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

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Section 11.6 Regulatory Approval and Listings. The Company from time to time shall take such steps as may be necessary to cause the shares of Common Stock issuable under the Plan to be registered under the Securities Act of 1933, as amended, and such other federal or state securities laws as may be applicable. The Company shall also from time to time take such steps as may be necessary to list the shares of Common Stock issuable under the Plan for trading on such stock exchanges on which the Company’s then outstanding shares are admitted to listed trading.
Section 11.7 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company or a Subsidiary, which reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.
Section 11.8 Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and any Subsidiary and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
Section 11.9 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the Sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 11.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.
Section 11.11 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

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Section 11.12 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.
Section 11.13 Other Bonus Plans. The Plan shall not be construed to limit the Company from awarding cash bonuses to employees of the Company or any Subsidiary, including discretionary bonuses, that are not required to meet any specific performance criteria and are not intended to qualify as performance based compensation under Section 162(m) of the Code.

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EXHIBIT A
GMX Resources Inc.
2008 Long-Term Incentive Plan
Performance Criteria
Operational Criteria may include:
•	Reserve additions/replacements

•	Finding and development costs

•	Production volume

•	Production costs
Financial Criteria may include:
•	Earnings

•	Net income

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•	Earnings per share

•	Cash flow

•	Cash flow per share

•	EBITDA per share

•	Operating income

•	General and administrative expenses

•	Debt to equity ratio

•	Debt to cash flow

•	Debt to EBITDA

•	EBITDA to interest

•	Return on assets

•	Return on equity

•	Return on invested capital

•	Profit returns/margins
Stock Performance Criteria may include:
•	Stock price appreciation

•	Total shareholder return

•	Relative stock price performance

EXHIBIT B
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATION
OF THE
9.25% SERIES B CUMULATIVE PREFERRED STOCK
($0.001 Par Value)
OF
GMX RESOURCES INC.
Pursuant to Section 1032 of the Oklahoma General Corporation Act
WHEREAS, a Certificate of Designation setting forth certain resolutions of the Corporation’s Board of Directors establishing the powers, preferences, rights and limitations of the Corporation’s 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share, of GMX Resources Inc. was filed with the Oklahoma Secretary of State on August 8, 2006 (the “Certificate of Designation”);
WHEREAS, the undersigned officers of GMX Resources Inc., an Oklahoma corporation (the “Corporation”), do hereby execute and file this Certificate of Amendment to the Certificate of Designation pursuant to the provisions of Section 1032 of the Oklahoma General Corporation Act to reflect the changes set forth below:
1. Clause (iii) of the definition of “Change of Ownership or Control” set forth in Section 2 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:
(iii) the Corporation permits or suffers a change in its key management, meaning the continued active full time employment of Ken Kenworthy, Jr. as Chief Executive Officer; provided, that the termination of active employment of Ken Kenworthy, Jr. as Chief Executive Officer due to death or disability shall not constitute a “Change of Ownership or Control” so long as the Corporation hires or promotes a replacement officer within four months after such termination;
2. The remainder of the definition of “Change of Ownership or Control” set forth in Section 2 shall remain unchanged by this amendment.
The foregoing amendment was adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.
Signature page follows this page.

IN WITNESS WHEREOF, GMX Resources Inc. has caused this certificate to be duly executed on its behalf by the undersigned, Ken L. Kenworthy, Jr., Chief Executive Officer, and attested by James A. Merrill, its Secretary, this  _____  day of  _____, 2008.

GMX Resources Inc..
By:
Ken L. Kenworthy, Jr.
Chief Executive Officer

ATTEST:

James A. Merrill, Secretary

APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC. CONTAINING SUPPLEMENTAL
INFORMATION REQUIRED TO BE PROVIDED TO THE SECURITIES AND EXCHANGE
COMMISSION
The following is information required to be provided to the Securities and Exchange Commission in connection with the definitive proxy materials of GMX Resources Inc. (the “Company”) relating to the 2008 Annual Meeting of Shareholders of the Company. This information is not deemed to be part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.
I.	The Company anticipates that definitive proxy materials will be mailed to shareholders on or about April 28, 2008.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
GMX RESOURCES INC.
9400 NORTH BROADWAY, SUITE 600
OKLAHOMA CITY, OKLAHOMA 73114
(405) 600-0711
The undersigned hereby appoints James A. Merrill and Amber Croisant, and each of them, as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of GMX Resources Inc. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 28, 2008, or any reconvention thereof.
Please mark your votes as indicated in this example: ☒

Item 1.	ELECTION OF DIRECTORS	FOR	WITHHELD FOR ALL

Nominees:		☐	☐
Ken L. Kenworthy, Jr.
T. J. Boismier
Steven Craig
Ken L. Kenworthy, Sr.
Jon W. “Tucker” McHugh
WITHHELD FOR (Write nominee name(s) in the space provided):

Item 2.	RATIFICATION OF SELECTION OF SMITH, CARNEY & CO., P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	FOR	AGAINST

	☐	☐

Item 3.	APPROVAL OF THE 2008 LONG-TERM INCENTIVE PLAN

	FOR	AGAINST

	☐	☐

Item 4.	AMENDMENT TO CERTIFICATE OF DESIGNATION OF THE 9.25% SERIES B CUMULATIVE PREFERRED STOCK

	FOR	AGAINST

	☐	☐

Item 5.	AUTHORIZATION AND ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF 5.00% SENIOR CONVERTIBLE NOTES DUE 2013

	FOR	AGAINST

	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. As to Items 1 through 5, this Proxy will be voted as directed, but if no directions are indicated, it will be voted FOR the nominees listed in Item 1 and FOR the approval of all other Items.

Signature(s)

Date

NOTE:	Please sign as name appears hereon. Only one joint owner is required to sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.